Exhibit 10.1

SECURITY AGREEMENT

LV ADMINISTRATIVE SERVICES, INC.,
as Administrative and Collateral Agent

THE LENDERS
From Time to Time Party Hereto

STEN CORPORATION
STEN CREDIT CORPORATION
STENCOR, INC.
EASYDRIVE CARS AND CREDIT CORPORATION
BTAC PROPERTIES, INC.
STEN FINANCIAL CORPORATION
BURGER TIME ACQUISITION CORPORATION
STEN ACQUISITION CORPORATION

and

ALLIANCE ADVANCE, INC.

Dated: November 23, 2007

1.	General Definitions and Terms; Rules of Construction
2.	Loan Facility and Closing Shares
3.	Repayment of the Loans
4.	Procedure for Revolving Loans
5.	Interest and Payments
6.	Security Interest
7.	Representations, Warranties and Covenants Concerning the Collateral
8.	Payment of Accounts
9.	Collection and Maintenance of Collateral
10.	Inspections and Appraisals
11.	Financial Reporting
12.	Additional Representations and Warranties
13.	Covenants
14.	Further Assurances
15.	Representations, Warranties and Covenants of Lenders
16.	Confidentiality
17.	Power of Attorney
18.	Term of Agreement
19.	Termination of Lien
20.	Events of Default
21.	Remedies
22.	Waivers
23.	Expenses
24.	Assignment; Register
25.	No Waiver; Cumulative Remedies
26.	Application of Payments
27.	Indemnity
28.	Revival
29.	Borrowing Agency Provisions
30.	Notices
31.	Governing Law, Jurisdiction and Waiver of Jury Trial
32.	Limitation of Liability
33.	Entire Understanding; Maximum Interest
34.	Severability
35.	Survival
36.	Captions
37.	Counterparts; Telecopier Signatures
38.	Construction
39.	Publicity
40.	Joinder
41.	Legends
42.	Agency

SECURITY AGREEMENT

This SECURITY AGREEMENT is made as of November 23, 2007 (as amended, restated, supplemented and/or modified from time to time, this “Agreement”) by and among the lenders from time to time party hereto (individually, each a “Lender”, and collectively, the “Lenders”), LV ADMINISTRATIVE SERVICES, INC., a Delaware corporation, as administrative and collateral agent for the Lenders (in such capacity, the “Agent” and together with the Lenders, the “Creditor Parties”), STEN CREDIT CORPORATION, a Utah corporation (“STEN Credit”), STENCOR, INC., a Minnesota corporation (“Stencor”), and EASYDRIVE CARS AND CREDIT CORPORATION, an Arizona corporation (“Easydrive”; and together with STEN Credit and Stencor, individually, each a “Borrower”, and collectively, the “Borrowers”) STEN CORPORATION, a Minnesota corporation (the “Parent”), and each party listed on Exhibit A attached hereto (each a “Loan Party” and collectively, the “Loan Parties”; the Parent, the Borrowers and each Loan Party, each a “Company” and collectively, the “Companies”).

BACKGROUND

The Companies have requested that the Lenders make advances available to the Companies and purchase revolving notes from the Companies; and

The Lenders have agreed to make such advances and purchase such notes on the terms and conditions set forth in this Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual covenants and undertakings and the terms and conditions contained herein, the parties hereto agree as follows:

1.

General Definitions and Terms; Rules of Construction

(a)

General Definitions.  Capitalized terms used in this Agreement shall have the meanings assigned to them in Annex A.

(b)

Accounting Terms.  Any accounting terms used in this Agreement which are not specifically defined shall have the meanings customarily given them in accordance with GAAP and all financial computations shall be computed, unless specifically provided herein, in accordance with GAAP consistently applied.

(c)

Other Terms.  All other terms used in this Agreement and defined in the UCC, shall have the meaning given therein unless otherwise defined herein.

(d)

Rules of Construction.  All Schedules, Addenda, Annexes and Exhibits hereto or expressly identified to this Agreement are incorporated herein by reference and taken together with this Agreement constitute but a single agreement.  The words “herein”, “hereof” and “hereunder” or other words of similar import refer to this Agreement as a whole, including the Exhibits, Addenda, Annexes and Schedules thereto, as the same may be from time to time amended, modified, restated or supplemented, and not to any particular section, subsection or clause contained in this Agreement.  Wherever from the context it appears appropriate, each term stated in either the singular or plural shall include the singular and the plural, and pronouns stated in the masculine, feminine or neuter gender shall include the masculine, the feminine and the neuter.  The term “or” is not exclusive.  The term “including” (or any form thereof) shall not be limiting or exclusive.  All references to statutes and related regulations shall include any amendments of same and any successor statutes and regulations.  All references in this Agreement or in the Schedules, Addenda, Annexes and Exhibits to this Agreement to sections, schedules, disclosure schedules, exhibits, and attachments shall refer to the corresponding sections, schedules, disclosure schedules, exhibits, and attachments of or to this Agreement.  All references to any instruments or agreements, including references to any of this Agreement or the Ancillary Agreements shall include any and all modifications or amendments thereto and any and all extensions or renewals thereof.

2.

Loan Facility and Closing Shares

(a)

Revolving Loans.

(i)

Subject to the terms and conditions set forth herein and in the Ancillary Agreements, each Lender, severally and not jointly, may make revolving loans (the “Revolving Loans”) to the Companies from time to time during the Term which, in the aggregate at any time outstanding, will not exceed such Lender’s Revolving Commitment Percentage of the lesser of (x) (I) the Capital Availability Amount minus (II) the Reserves, and (y) an amount equal to (I) the Accounts Availability plus (II) the Inventory Availability, minus (III) the Reserves.  The amount derived at any time from Section 2(a)(i)(y)(I) plus Section 2(a)(i)(y)(II) minus 2(a)(i)(y)(III) shall be referred to as the “Formula Amount.”  The Companies shall, jointly and severally, execute and deliver to each Lender on the Closing Date a Secured Revolving Note evidencing such Lender’s Revolving Commitment Percentage of the Capital Availability Amount.  The Companies hereby each acknowledge and agree that each Lender’s obligation to purchase a Secured Revolving Note from the Companies on the Closing Date shall be contingent upon the satisfaction (or waiver by the Agent) of the items and matters set forth in the closing checklist provided by the Agent to the Companies on or prior to the Closing Date.  The Companies hereby each further acknowledge and agree that, immediately prior to each borrowing hereunder and immediately after giving effect thereto, the Companies shall be deemed to have certified to the Lenders that at the time of each such proposed borrowing and also after giving effect thereto (i) there shall exist no Event of Default, (ii) all representations, warranties and covenants made by the Companies in connection with this Agreement and the Ancillary Agreements are true, correct and complete and (iii) all of each Company’s and its respective Subsidiaries’ covenant requirements under this Agreement and the Ancillary Agreements have been met.  The Companies hereby agree to provide a certificate confirming the foregoing concurrently with each request for a borrowing hereunder.

(ii)

Notwithstanding the limitations set forth above, if requested by any Company, the Agent may determine in its sole discretion to permit Revolving Loans in excess of the Formula Amount (the aggregate of Revolving Loans in excess of the Formula Amount at any time, an “Overadvance”) to be made and/or to remain outstanding; provided that any Overadvance made on or after the Specified Assignment Date shall constitute a Permitted Overadvance.  For purposes hereof, “Permitted Overadvance” means an Overadvance that, as determined by the Agent in its reasonable discretion, (i) is made solely to maintain, protect or preserve the Collateral and/or the Lenders’ rights under this Agreement and the Ancillary Agreements and is necessary in order to avoid a material adverse effect on the Collateral and/or the Lenders’ rights under this Agreement and the Ancillary Agreements; (ii) does not exceed fifty percent (50%) of the Formula Amount at any time; and (iii) remains outstanding for not more than forty-five (45) consecutive Business Days, unless in case of this clause (iii), the Agent otherwise agrees. In connection with each such request by one or more Companies, the Companies shall be deemed to have certified, as of the time of such proposed borrowing and immediately after giving effect thereto, to the satisfaction of all Overadvance Conditions.  For purposes hereof, “Overadvance Conditions” means (i) no Event of Default shall exist and be continuing as of such date; (ii) all representations, warranties and covenants made by the Companies in connection with the Security Agreement and the Ancillary Agreements shall be true, correct and complete as of such date; and (iii) the Companies and their respective Subsidiaries shall have taken all action necessary to grant the Agent “control” over all of the Companies’ and their respective Subsidiaries’ Deposit Accounts (the “Control Accounts”), with any agreements establishing “control” to be in form and substance satisfactory to the Agent.  “Control” over such Control Accounts shall be released upon the indefeasible repayment in full and termination of the Overadvance (together with all accrued interest and fees which remain unpaid in respect thereof).  The Companies hereby agree to provide a certificate confirming the satisfaction of the Overadvance Conditions concurrently with the request for same.

(iii)

The Companies acknowledge that the exercise of the Agent’s discretionary rights hereunder may result during the Term in one or more increases or decreases in the advance percentages used in determining Accounts Availability and/or Inventory Availability and each of the Companies hereby consent to any such increases or decreases which may limit or restrict advances requested by the Companies.

(iv)

If any interest, fees, costs or charges payable to the Creditor Parties hereunder are not paid when due, each of the Companies shall thereby be deemed to have requested, and each of the Lenders will be deemed to have made and the Agent will charge to the Companies’ account with a Revolving Loan immediately due and payable as of such date in an amount equal to such unpaid interest, fees, costs or charges; provided, however, that the Agent may elect to extend the maturity of all or a portion of any such Revolving Loan at any time prior to the Specified Assignment Date to a date that is on or prior to the maturity of the Loans made other than pursuant to this clause (iv).

(v)

If any Company at any time fails to perform or observe any of the covenants contained in this Agreement or any Ancillary Agreement, the Agent may, but need not, perform or observe such covenant on behalf and in the name, place and stead of such Company (or, at the Agent’s option, in the Agent’s name) and may, but need not, take any and all other actions which the Agent may deem necessary to cure or correct such failure (including the payment of taxes, the satisfaction of Liens, the performance of obligations owed to Account Debtors, lessors or other obligors, the procurement and maintenance of insurance, the execution of assignments, security agreements and financing statements, and the endorsement of instruments).  The amount of all monies expended and all costs and expenses (including attorneys’ fees and legal expenses) incurred by the Agent in connection with or as a result of the performance or observance of such agreements or the taking of such action by the Agent shall be charged to the Companies’ account as a Loan and added to the Obligations.  To facilitate the Agent’s performance or observance of such covenants by each Company, each Company hereby irrevocably appoints the Agent, or the Agent’s delegate, acting alone, as such Company’s attorney in fact (which appointment is coupled with an interest) with the right (but not the duty) from time to time to create, prepare, complete, execute, deliver, endorse or file in the name and on behalf of such Company any and all instruments, documents, assignments, security agreements, financing statements, applications for insurance and other agreements and writings required to be obtained, executed, delivered or endorsed by such Company.

(vi)

The Agent will account to Company Agent monthly with a statement of all Loans and other advances, charges and payments made pursuant to this Agreement, and such account rendered by the Agent shall be deemed final, binding and conclusive absent manifest error unless the Agent is notified by Company Agent in writing to the contrary within thirty (30) days of the date each account was rendered specifying the item or items to which objection is made.

(vii)

During the Term, the Companies may borrow and prepay Loans in accordance with the terms and conditions hereof.

(b)

Closing Shares.  Subject to the terms and conditions set forth herein, on the Closing Date, Parent agrees to sell to each Lender, and each Lender hereby agrees to purchase from Parent, the number of Closing Shares set forth for such Lender on the Commitment Annex.  The purchase price for each Closing Shares shall be $0.01.  On the Closing Date, Parent will deliver to each Lender evidence of an irrevocable instruction to its transfer agent to issue the stock certificate evidencing such Lender’s Closing Shares registered in such Lender’s name and such Lender will deliver to Parent the purchase price for such Lender’s Closing Shares.

3.

Repayment of the Loans  The Companies (a) may prepay the Obligations from time to time in accordance with the terms and provisions of the Notes (and Section 18 hereof if such prepayment is due to a termination of this Agreement); (b) shall repay on the expiration of the Term (i) the then aggregate outstanding principal balance of the Revolving Loans together with accrued and unpaid interest, fees and charges; and (ii) all other amounts owed the Creditor Parties under this Agreement and the Ancillary Agreements; and (c) subject to Section 2(a)(ii), shall repay on any day on which the then aggregate outstanding principal balance of the Revolving Loans are in excess of the Formula Amount at such time, the Revolving Loans in an amount equal to such excess.  Any payments of principal, interest, fees or any other amounts payable hereunder or under any Ancillary Agreement shall be made prior to 1:00 pm (New York time) on the due date thereof in immediately available funds.

4.

Procedure for Revolving Loans  Company Agent may by written notice request a borrowing of Revolving Loans prior to 1:00 pm (New York time) on the Business Day of its request to incur, on the next Business Day, a Revolving Loan.  Together with each request for a Revolving Loan (or at such other intervals as the Agent may request but at least once each week), Company Agent shall deliver to the Agent a Borrowing Base Certificate in the form of Exhibit B attached hereto together with a schedule of the outstanding principal amount of all loans made by the Companies, which shall be certified as true and correct by the Chief Executive Officer or Chief Financial Officer of Company Agent together with all supporting documentation relating thereto.  All Revolving Loans shall be disbursed from whichever office or other place the Agent may designate from time to time and shall be charged to the Companies’ account on the Agent’s books.  The proceeds of each Revolving Loan made by the Lenders shall be made available to Company Agent on the Business Day following the Business Day so requested in accordance with the terms of this Section 4 by way of credit to the applicable Company’s operating account maintained with such bank as Company Agent designated to the Agent.  Any and all Obligations due and owing hereunder may be charged to the Companies’ account and shall constitute Revolving Loans.

5.

Interest and Payments

(a)

Interest.

(i)

Except as modified by Section 5(a)(iii) below, the Companies shall jointly and severally pay interest at the Contract Rate on the unpaid principal balance of each Loan until such time as such Loan is collected in full in good funds in dollars of the United States of America.

(ii)

Interest and payments shall be computed on the basis of actual days elapsed in a year of 360 days.  At the Agent’s option, the Lenders may charge the Companies’ account for said interest.

(iii)

Effective upon the occurrence of any Event of Default and for so long as any Event of Default shall be continuing, the Contract Rate shall automatically be increased as set forth in the Notes (such increased rate, the “Default Rate”), and all outstanding Obligations, including unpaid interest, shall continue to accrue interest from the date of such Event of Default at the Default Rate applicable to such Obligations.

(iv)

In no event shall the aggregate interest payable hereunder or under any Note exceeds the maximum rate permitted under any applicable law or regulation, as in effect from time to time (the “Maximum Legal Rate”), and if any provision of this Agreement or any Ancillary Agreement is in contravention of any such law or regulation, interest payable under this Agreement and each Ancillary Agreement shall be computed on the basis of the Maximum Legal Rate (so that such interest will not exceed the Maximum Legal Rate).

(v)

The Companies shall jointly and severally pay principal, interest and all other amounts payable hereunder, or under any Ancillary Agreement, without any deduction whatsoever, including any deduction for any set-off or counterclaim.

(vi)

All payments made by any Company under this Agreement shall be made free and clear of, and without deduction or withholding for or on account of, any present or future Taxes now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority, other than Excluded Taxes.  If any Non-Excluded Taxes or Other Taxes are required to be withheld from any amounts payable to any Creditor Party hereunder, the amounts so payable to such Creditor Party shall be increased to the extent necessary to yield to such Creditor Party (after payment of all Non-Excluded Taxes and Other Taxes, including those imposed on payments made pursuant to this paragraph (vi) of this Section 5(a)) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Agreement, provided, however, that no Company shall be required to increase any such amounts payable to any Lender with respect to any Non-Excluded Taxes that are directly attributable to such Lender’s failure to comply with the requirements of paragraph (ix) of this Section 5(a).

(vii)

In addition, the Companies shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

(viii)

Whenever any Non-Excluded Taxes or Other Taxes are payable by any Company, as promptly as possible thereafter such Company shall send to the Agent for its own account or for the account of the relevant Lender, as the case may be, a certified copy of an original official receipt received by such Company showing payment thereof (or such other evidence reasonably satisfactory to the Agent).  If such Company fails to pay any Non-Excluded Taxes or Other Taxes when due to the appropriate taxing authority or fails to remit to the Agent the required receipts or other required documentary evidence, the Companies shall indemnify the Creditor Parties for any incremental taxes, interest or penalties that may become payable by any Creditor Party as a result of any such failure.

(ix)

Each Lender (or its assignee) that is not a “United States person,” as defined in Section 7701(a)(30) of the Code (a “Non-U.S. Lender”) shall deliver to the Company Agent and the Agent two completed originals of an appropriate U.S. Internal Revenue Service Form W-8, as applicable, or any subsequent versions thereof or successors thereto, properly completed and duly executed by such Non-U.S. Lender.  Such forms shall be delivered by each Non-U.S. Lender on or before the date it becomes a party to this Agreement.  In addition, each Non-U.S. Lender shall deliver such forms promptly upon the obsolescence or invalidity of any form previously delivered by such Non-U.S. Lender.  Each Non-U.S. Lender shall promptly notify the Company Agent at any time it determines that it is no longer in a position to provide any previously delivered certificate to the Company Agent (or any other form of certification adopted by the U.S. taxing authorities for such purpose).  Notwithstanding any other provision of this paragraph, a Non-U.S. Lender shall not be required to deliver any form pursuant to this paragraph that such Non-U.S. Lender is not legally able to deliver.

(x)

The agreements in this Section shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder or under any other Ancillary Agreement.

(b)

Payment; Certain Closing Conditions.

(i)

Payment.  Upon execution of this Agreement by each Company, each Lender and Agent, the Companies shall, jointly and severally, pay: (A) to Valens Capital Management, LLC, the investment manager of the Lenders (“VCM”), a non-refundable payment in an amount equal to one and one-half percent (1.50%) of the aggregate principal amount of the Notes, plus reasonable expenses (including legal fees and expenses) incurred in connection with the entering into of this Agreement and the Ancillary Agreements and expenses incurred in connection with each of VCM and/or Lenders’ due diligence review of the Companies and all other related matters; (B) to the Lenders, a non-refundable payment in an amount equal to one and five one-hundredths percent (1.05%) of the aggregate principal amount of the Notes; and (C) to the Lenders, an advance prepayment discount deposit equal to one and five one-hundredths percent (1.05%) of the aggregate principal amount of the Notes.  The payments set forth in clauses (i)(A) and (B) above shall be deemed fully earned on the Closing Date and shall not be subject to rebate or proration for any reason.  The payments set forth in clauses (i)(A) (net of any deposits previously paid by the Companies), (i)(B) and (i)(C) above shall be paid at closing out of funds held pursuant to a funds escrow agreement and a disbursement letter executed in connection herewith.

(ii)

Overadvance Payment.  Without affecting the Lenders’ rights hereunder, each Overadvance shall bear additional interest at a rate equal to two percent (2.0%) per month of the amount of such Overadvance for all times such amounts shall be in excess of the Formula Amount.  All amounts that are incurred pursuant to this Section 5(b)(ii) shall be due and payable by the Companies monthly, in arrears, on the first business day of each calendar month and upon expiration of the Term.

(iii)

Financial Information Default.  Without affecting the Lenders’ other rights and remedies, in the event any Company fails to deliver the financial information required by Section 11 on or before the date required by this Agreement, the Companies shall jointly and severally pay each Lender its pro rata share of an aggregate fee in the amount of $500.00 per week (or portion thereof) for each such failure until such failure is cured to the Agent’s satisfaction or waived in writing by the Agent.  All amounts that are incurred pursuant to this Section 5(b)(iii) shall be due and payable by the Companies monthly, in arrears, on the first business day of each calendar month and upon expiration of the Term.

6.

Security Interest

(a)

To secure the prompt payment to the Creditor Parties of the Obligations, each Company hereby assigns, pledges and grants to the Agent, for the ratable benefit of the Creditor Parties, a continuing security interest in and Lien upon all of the Collateral.  All of each Company’s Books and Records relating to the Collateral shall, until delivered to or removed by the Agent, be kept by such Company in trust for the Creditor Parties until the termination of this Agreement and the payment in full of all Obligations.  Each confirmatory assignment schedule or other form of assignment hereafter executed by each Company shall be deemed to include the foregoing grant, whether or not the same appears therein.

(b)

Each Company hereby (i) authorizes the Agent to file any financing statements, continuation statements or other amendments thereto that (x) indicate the Collateral (1) as all assets and personal property of such Company or words of similar effect, regardless of whether any particular asset comprised in the Collateral falls within the scope of Article 9 of the UCC of such jurisdiction, or (2) as being of an equal or lesser scope or with greater detail, and (y) contain any other information required by Part 5 of Article 9 of the UCC for the sufficiency or filing office acceptance of any financing statement, continuation statement or other amendment and (ii) ratifies its authorization for the Agent to have filed any initial financial statements, or amendments thereto if filed prior to the date hereof.  Each Company acknowledges that it is not authorized to file, and will not give any authorization to anyone other than the Agent (including pursuant to Section 9-509(b) of the UCC) to file, any financing statement or amendment or termination statement with respect to any financing statement without the prior written consent of the Agent and agrees that it will not do so without the prior written consent of the Agent, subject to such Company’s rights under Section 9-509(d)(2) of the UCC.

(c)

Each Company hereby grants to the Agent, for the ratable benefit of the Creditor Parties, an irrevocable, non-exclusive, worldwide license without payment of royalty or other compensation to such Company to upon the occurrence and during the continuance of an Event of Default use or otherwise exploit in any manner as to which authorization of the holder of such Intellectual Property would be required, and to license or sublicense such rights in to and under any Intellectual Property now or hereafter owned by or licensed to, such Company, and wherever the same may be located, and including in such license access to all media in which any of such Intellectual Property may be recorded or stored and to all software and hardware used for the compilation or printout thereof, and represents, promises and agrees that any such license or sublicense is not and will not be in conflict with the contractual or commercial rights of any third Person and subject, in the case of trademarks and service marks, to sufficient rights to quality control and inspection in favor of such Company to avoid the risk of invalidation of said trademarks and service marks.  The foregoing license will terminate on the termination of this Agreement and the payment in full of all Obligations; provided, however, that any license, sublicense, or other rights granted by the Agent pursuant to such license during its term shall remain in effect in accordance with its terms.

(d)

Any proceeds from the foreclosure, sale, lease or other disposition of any of the Collateral shall be paid over to the Agent for application in accordance with Section 21.

7.

Representations, Warranties and Covenants Concerning the Collateral  Each Company represents, warrants (each of which such representations and warranties shall be deemed repeated upon the making of each request for a Loan and made as of the time of each and every Loan hereunder) and covenants as follows:

(a)

All of the Collateral of such Company (i) is owned by such Company free and clear of all Liens  (including any claim of infringement) except those in the Agent’s favor and Permitted Liens and (ii) is not subject to any agreement prohibiting the granting of a Lien or requiring notice of or consent to the granting of a Lien.

(b)

It shall not encumber, mortgage, pledge, assign or grant any security interest in or Lien upon any Collateral or any other assets owned by it to anyone other than the Agent and except for Permitted Liens.

(c)

The Liens granted by such Company pursuant to this Agreement, upon the filing of UCC-1 financing statements in respect of such Company (or the District of Columbia Recorder of Deeds Office for each Company that is organized under the laws of a jurisdiction outside of the United States of America) in favor of the Agent in the applicable filing office of the state of organization of such Company (or the District of Columbia Recorder of Deeds Office for any Company that is organized under the laws of a jurisdiction outside of the United States of America), the recording of the Liens in favor of the Agent in the U.S. Patent and Trademark Office and the U.S. Copyright Office, as applicable, the taking of any actions required under the laws of jurisdictions outside the United States with respect to Intellectual Property included in the Collateral which is created under such laws, and the completion of the other filings and actions listed on Schedule 7(c) (which, in the case of all filings and other documents referred to in said Schedule, have been delivered to the Agent in duly executed form) constitute valid perfected security interests in all of the Collateral of such Company in favor of the Agent as security for the prompt payment of the Obligations, enforceable in accordance with the terms hereof against any and all of its creditors and purchasers and such security interest is prior to all other Liens in existence on the date hereof.

(d)

No effective security agreement, mortgage, deed of trust, financing statement, equivalent security or Lien instrument or continuation statement covering all or any part of the Collateral of such Company is or will be on file or of record in any public office, except those relating to Permitted Liens.  The UCC-1 financing statement naming Arizona Auto Auction as agent, as secured party and Best Price Auto Sales, as debtor filed with the Secretary of State of Arizona bearing filing number 200312806610 does not relate to any assets of any Company.

(e)

It shall not dispose of any of the Collateral of such Company whether by sale, lease or otherwise except for Permitted Liens, the sale of Inventory in the ordinary course of business and for the disposition or transfer in the ordinary course of business during any fiscal year of obsolete and worn-out Equipment having an aggregate fair market value of not more than $25,000 and only to the extent that (i) the proceeds of any such disposition are used to acquire replacement Equipment which is subject to the Agent’s first priority security interest or are used to repay Loans or to pay general corporate expenses, or (ii) following the occurrence of an Event of Default which continues to exist the proceeds of which are remitted to the Agent to be held as cash collateral for the Obligations.

(f)

It shall defend the right, title and interest of the Agent in and to the Collateral of such Company against the claims and demands of all Persons whomsoever, and take such actions, including (i) all actions necessary to grant the Agent “control” of any Investment Property, Deposit Accounts, Letter-of-Credit Rights or electronic Chattel Paper owned by it, with any agreements establishing control to be in form and substance satisfactory to the Agent, (ii) the prompt (but in no event later than five (5) Business Days following the Agent’s request therefor) delivery to the Agent (or to such Person as Agent may designate) of all original Instruments, Chattel Paper, negotiable Documents and certificated Equity Interests owned by it (in each case, accompanied by stock powers, allonges, powers of attorney or other instruments of transfer executed in blank), (iii) notification to third parties of the Agent’s interest in Collateral of such Company at the Agent’s request, and (iv) the institution of litigation against third parties as shall be prudent in order to protect and preserve its and/or the Agent’s respective and several interests in the Collateral of such Company.

(g)

On or prior to the Closing Date, STEN Credit shall, at the Companies’ expense, deliver to Agent (or to such Person as Agent may designate) originals of each Loan File including Vehicle Certificates securing any obligations under the Account Documents in the possession of STEN Credit.  STEN Credit shall, in accordance with the terms and provisions of the Custodial Agreement, deliver to Agent (or to such Person as Agent may designate) originals of each Loan File including Vehicle Certificates securing any obligations under any Account Documents entered into on or after the Closing Date.

(h)

It shall promptly, and in any event within five (5) Business Days after the same is acquired by it, notify the Agent of any commercial tort claim (as defined in the UCC) acquired by it and unless otherwise consented to by the Agent, it shall enter into a supplement to this Agreement granting to the Agent a Lien in such commercial tort claim.

(i)

It shall place notations upon its Books and Records and any of its financial statements to disclose the Agent’s Lien in the Collateral of such Company.

(j)

If it retains possession of any Chattel Paper or Instrument with the Agent’s consent, such Chattel Paper and Instruments shall be marked with the following legend:  “This writing and obligations evidenced or secured hereby are subject to the security interest of LV Administrative Services, Inc., as agent.” Notwithstanding the foregoing, upon the reasonable request of the Agent, such Chattel Paper and Instruments shall be delivered to the Agent.

(k)

It shall perform in a reasonable time all other steps requested by the Agent to create and maintain in the Agent’s favor a valid perfected first Lien in all Collateral of such Company subject only to Permitted Liens.

(l)

It shall notify the Agent promptly and in any event within three (3) Business Days after obtaining knowledge thereof (i) of any event or circumstance that, to its knowledge, would cause the Agent to consider any then existing Account and/or Inventory as no longer constituting an Eligible Account or Eligible Inventory, as the case may be; (ii) of any material delay in its performance of any of its obligations to any Account Debtor; (iii) of any assertion by any Account Debtor of any material claims, offsets or counterclaims; (iv) of any allowances, credits and/or monies granted by it to any Account Debtor; (v) of all material adverse information relating to the financial condition of an Account Debtor; (vi) of any material return of goods; and (vii) of any loss, damage or destruction of any of the Collateral.

(m)

All Eligible Accounts (i) represent complete bona fide transactions which require no further act under any circumstances on its part to make such Accounts payable by the Account Debtors, (ii) are not subject to any present, future contingent offsets or counterclaims, and (iii) do not represent bill and hold sales, consignment sales, guaranteed sales, sale or return or other similar understandings or obligations of any Affiliate or Subsidiary of such Company.  It has not made, nor will it make, any agreement with any Account Debtor for any extension of time for the payment of any Account, any compromise or settlement for less than the full amount thereof, any release of any Account Debtor from liability therefor, or any deduction therefrom except a discount or allowance for prompt or early payment allowed by it in the ordinary course of its business consistent with historical practice and as previously disclosed to the Agent in writing.

(n)

It shall keep and maintain its Equipment in good operating condition, except for ordinary wear and tear, and shall make all necessary repairs and replacements thereof so that the value and operating efficiency shall at all times be maintained and preserved.  It shall not permit any such items to become a Fixture to real estate or accessions to other personal property.

(o)

It shall maintain and keep all of its Books and Records concerning the Collateral of such Company at its executive offices listed in Schedule 12(aa).

(p)

It shall maintain and keep the tangible Collateral of such Company at the addresses listed in Schedule 12(aa), provided, that it may change such locations or open a new location, provided that it provides the Agent at least thirty (30) days prior written notice of such changes or new location and (ii) prior to such change or opening of a new location where Collateral having a value of more than $50,000 will be located, it executes and delivers to the Agent such agreements as are deemed reasonably necessary or prudent by the Agent, including landlord agreements, mortgagee agreements and warehouse agreements, each in form and substance satisfactory to the Agent, to adequately protect and maintain the Agent’s security interest in such Collateral.

(q)

Schedule 7(q) lists all banks and other financial institutions at which it maintains deposits and/or other accounts, and such Schedule correctly identifies the name, address and telephone number of each such depository, the name in which the account is held, a description of the purpose of the account, and the complete account number.  It shall not establish any depository or other bank account with any financial institution (other than the accounts set forth on Schedule 7(q)) without the Agent’s prior written consent.

(r)

On the date hereof, its exact legal name (as indicated in the public record of its jurisdiction of organization), jurisdiction of organization, organizational identification number, if any, from the jurisdiction of organization, and the location of its chief executive office or sole place of business or principal residence, as the case may be, are specified on Schedule 12(aa).  It has furnished to the Agent a certified charter, certificate of incorporation or other organization document and long-form good standing certificate as of a date which is recent to the date hereof.  It is organized solely under the law of the jurisdiction so specified and has not filed any certificates of domestication, transfer or continuance in any other jurisdiction.  Except as otherwise indicated on Schedule 12(aa), the jurisdiction of its organization of formation is required to maintain a public record showing it to have been organized or formed.  Except as specified on Schedule 12(aa), it has not changed its name, jurisdiction of organization, chief executive office or sole place of business or its corporate structure in any way (e.g., by merger, consolidation, change in corporate form or otherwise) within the past five (5) years and has not within the last five (5) years become bound (whether as a result of merger or otherwise) as a grantor under a security agreement entered into by another Person, which has not heretofore been terminated.

(s)

It will not, except upon thirty (30) days’ prior written notice to the Agent and delivery to the Agent of (a) all additional financing statements and other documents reasonably requested by the Agent to maintain the validity, perfection and priority of the security interests provided for herein and (b) if applicable, a written supplement to Schedule 12(aa) showing any additional location at which Inventory or Equipment in excess of $25,000 in the aggregate shall be kept:  (i) change its jurisdiction of organization or the location of its chief executive office or sole place of business or principal residence from that referred to in Section 7(r); (ii) change its name, identity or organizational structure; or (iii) permit any of the Inventory or Equipment in excess of $25,000 in the aggregate to be kept at a location other than those listed on Schedule 12(aa).

(t)

All Inventory manufactured by it in the United States of America shall be produced in accordance with the requirements of the Federal Fair Labor Standards Act of 1938, as amended and all rules, regulations and orders related thereto or promulgated thereunder.

(u)

Together with each Loan File delivered to Agent (or to such Person as Agent may designate), STEN Credit shall have delivered (i) an original Chattel Paper Assignment duly executed and delivered by STEN Credit in respect of each Eligible Auto Loan Account, each Eligible Dealer Auto Loan Account and each Eligible Floor Planning Account, and (ii) duly executed powers of attorney (Arizona Department of Transportation Motor Vehicle Division Power of Attorney (Form 48-1001)) in favor of Agent for each Vehicle Certificate, each in form and substance acceptable to Agent.

(v)

It shall furnish all documents required by Agent including, but not limited to, confirmatory assignments and schedules of Collateral to Agent with each transmittal of Collateral from time to time, or as requested by Agent, in form and substance satisfactory to Agent, confirming Agent’s continuing security interest in all present and future Collateral owned by each Company.  Agent (or to such Person as Agent may designate) may, in the name and on behalf of any Company execute any missing endorsements, signature, transfer or assignment or correct any defects therein, and each Company hereby appoints Agent (or such Person as Agent may designate) as attorneys-in-fact for each Company to do any of the foregoing.  To the extent such information is not otherwise known or available to Agent, each Company agrees to furnish to Agent from time to time such reports in such detail and in such form as is satisfactory to Agent showing the amount of the outstanding Collateral, the amounts collected thereon, and such other information relating to Collateral as Agent may require.  Each Company agrees to cause each of its present and future Subsidiaries, if any, to execute such documents, confirmatory assignments and schedules and to deliver such instruments and to furnish such reports relating to any and all Collateral in the same manner and with the same frequency as is required of each Company under this Agreement.

(w)

STEN Credit shall keep in full force and effect the Custodial Agreement and shall comply in the terms and conditions.

8.

Payment of Accounts

(a)

On or before the Closing Date, each Company shall (i) establish blocked accounts (“Blocked Accounts”) at each of the banks set forth on Schedule 7(q) hereto (each, a “Relationship Bank”), and shall request in writing and otherwise take such reasonable steps to ensure that all Account Debtors forward payment directly to such Blocked Accounts, and (ii) deposit and cause its Subsidiaries to deposit or cause to be deposited promptly, and in any event no later than the first Business Day after the date of receipt thereof, all cash, checks, money orders, drafts or other similar items of payment relating to or constituting payments made in respect of any and all Collateral of such Company into one or more Blocked Accounts.  On or before the Closing Date, Parent shall have established a concentration account in its name (each a “Concentration Account” and collectively, the “Concentration Accounts”) at the bank which shall be designated as the Concentration Account bank on Schedule 7(q) hereto (the “Concentration Account Bank”), which bank shall be satisfactory to Agent.

(b)

Each Company may maintain, in its name, accounts (each a “Disbursement Account” and collectively, the “Disbursement Accounts”) at a bank acceptable to Agent into which Lenders shall, from time to time, deposit proceeds of Revolving Loans made to such Company pursuant to Section 2 for use by such Company solely in accordance with the provisions of Section 13(e).

(c)

On or before the Closing Date (or such later date as Agent shall consent to in writing), the Concentration Account Bank, each bank where a Disbursement Account is maintained and all other Relationship Banks, shall have entered into tri-party blocked account agreements with Agent and the applicable Company and Subsidiaries thereof, as applicable, in form and substance reasonably acceptable to Agent, which shall become operative on or prior to the Closing Date.  Each such blocked account agreement shall provide, among other things, that (i) all items of payment deposited in such account and proceeds thereof deposited in the applicable Concentration Account are held by such bank as agent or bailee-in-possession for Agent, (ii) the bank executing such agreement has no rights of setoff or recoupment or any other claim against such account, as the case may be, other than for payment of its service fees and other charges directly related to the administration of such account and for returned checks or other items of payment, and (iii) from and after the Closing Date (A) with respect to banks at which a Blocked Account is maintained, such bank agrees to forward immediately all amounts in each Blocked Account to such Borrower’s Concentration Account Bank and to commence the process of daily sweeps from such Blocked Account into the applicable Concentration Account and (B) with respect to the Concentration Account Bank, such bank agrees to immediately forward all amounts received in the Concentration Account to an account designated by Agent in writing (the “Collection Account”) through daily sweeps from the Concentration Account into the Collection Account.

(d)

Notwithstanding anything to the contrary contained in this Section 8, Parent may maintain, in its name, an account (the “Sub-Debt Disbursement Account”) at a bank acceptable to Agent (the “Sub-Debt Disbursement Account Bank”), into which the proceeds from the issuance of the Renewable Unsecured Subordinated Notes received after the Closing Date shall be deposited.  On or before the Closing Date, the Sub-Debt Disbursement Account Bank, shall have entered into a tri-party blocked account agreement with Agent and Parent, in form and substance reasonably acceptable to Agent, which shall become operative on or prior to the Closing Date.  Such blocked account agreement shall provide, among other things, that (i) all items of payment deposited in the Sub-Debt Disbursement Account and proceeds thereof deposited in the Sub-Debt Disbursement Account are held by such bank as agent or bailee-in-possession for Agent, (ii) the bank executing such agreement has no rights of setoff or recoupment or any other claim against such account, as the case may be, other than for payment of its service fees and other charges directly related to the administration of such account and for returned checks or other items of payment, and (iii) from and after the Closing Date (A) the Sub-Debt Disbursement Account Bank agrees, from and after the receipt of a notice (an “Activation Notice”) from Agent (which Activation Notice may be given by Agent at any time at which (1) an Event of Default has occurred and is continuing, or (2) an event or circumstance having a Material Adverse Effect has occurred (any of the foregoing being referred to herein as an “Activation Event”)), to forward immediately all amounts in the Sub-Debt Disbursement Account to Parent’s Concentration Account Bank and to commence the process of daily sweeps from the Sub-Debt Disbursement Account into the applicable Concentration Account.

(e)

So long as no Default or Event of Default has occurred and is continuing, Companies may amend Schedule 7(q) to add or replace a Relationship Bank, Blocked Account or to replace any Concentration Account or any Disbursement Account; provided, however, that (i) Agent shall have consented in writing in advance to the opening of such account with the relevant bank and (ii) prior to the time of the opening of such account, the applicable Company or its Subsidiaries thereof, as applicable, and such bank shall have executed and delivered to Agent a Blocked Account agreement, in form and substance reasonably satisfactory to Agent.  Companies shall close any of their accounts (and establish replacement accounts in accordance with the foregoing sentence) promptly and in any event within thirty (30) days following notice from Agent that the creditworthiness of any bank holding an account is no longer acceptable in Agent’s reasonable judgment, or as promptly as practicable and in any event within sixty (60) days following notice from Agent that the operating performance, funds transfer or availability procedures or performance with respect to accounts of the bank holding such accounts or Agent’s liability under any tri-party Blocked Account agreement with such bank is no longer acceptable in Agent’s reasonable judgment.

(f)

The Blocked Accounts, the Disbursement Accounts, the Sub-Debt Disbursement Account and the Concentration Account shall be cash collateral accounts, with all cash, checks and other similar items of payment in such accounts securing payment of the Loans and all other Obligations, and in which each Company and each Subsidiary thereof shall have granted a Lien to Agent pursuant to this Agreement.

(g)

At the Agent’s election, following the occurrence of an Event of Default which is continuing, the Agent may notify each Company’s Account Debtors of the Agent’s security interest in the Accounts, collect them directly and charge the collection costs and expenses thereof to Company’s and the Eligible Subsidiaries joint and several account.

(h)

No Company shall accumulate or maintain cash in (i) the Disbursement Account at Austin Bank as of the date of any determination in excess of an amount equal to three (3) months of payments payable to Autstin Bank under the mortgage note executed by Parent in favor of Austin Bank as in effect on the Closing Date and (b) the Disbursement Account no. 121000248 of STEN Financial Corporation at Wells Fargo Bank as of any date of determination in excess of $25,000.

9.

Collection and Maintenance of Collateral

(a)

The Agent may verify each Company’s Accounts from time to time, but not more often than once every three (3) months, unless an Event of Default has occurred and is continuing, utilizing an audit control company or any other agent of the Agent or the Lenders.

(b)

Proceeds of Accounts received by the Agent will be deemed received on the Business Day after the Agent’s receipt of such proceeds in good funds in dollars of the United States of America to an account designated by the Agent.  Any amount received by the Agent after 1:00 pm (New York time) on any Business Day shall be deemed received on the next Business Day.

(c)

As the Agent receives the proceeds of Accounts of any Company, it shall (i) apply such proceeds, as required, to amounts outstanding under the Notes, and (ii) remit all such remaining proceeds (net of interest, fees and other amounts then due and owing to Creditor Parties hereunder) to Company Agent (for the benefit of the applicable Companies) upon request (but no more often than twice a week).  Notwithstanding the foregoing, following the occurrence and during the continuance of an Event of Default, the Agent, at its option, may (x) apply such proceeds to the Obligations in such order as the Agent shall elect, (y) hold all such proceeds as cash collateral for the Obligations and each Company hereby grants to the Agent for the ratable benefit of the Creditor Parties a security interest in such cash collateral amounts as security for the Obligations and/or (z) do any combination of the foregoing.

10.

Inspections and Appraisals  At all times during normal business hours, the Creditor Parties, and/or any agent of any of them shall have the right to (a) have access to, visit, inspect, review, evaluate and make physical verification and appraisals of each Company’s properties and the Collateral, (b) inspect, audit and copy (or take originals if necessary) and make extracts from each Company’s Books and Records, including management letters prepared by the Accountants, and (c) discuss with each Company’s directors, principal officers, and independent accountants, each Company’s business, assets, liabilities, financial condition, results of operations and business prospects.  Each Company will deliver to the Agent any instrument necessary for the Agent to obtain records from any service bureau maintaining records for such Company.  If any internally prepared financial information, including that required under this Section is unsatisfactory in any manner to the Agent, the Agent may request that the Accountants review the same.

11.

Financial Reporting  Company Agent will deliver, or cause to be delivered, to the Creditor Parties each of the following, which shall be in form and detail acceptable to the Agent:

(a)

As soon as available, and in any event within ninety (90) days after the end of each fiscal year of the Parent, Parent’s audited Consolidated financial statements with a report of independent certified public accountants of recognized standing selected by the Parent and reasonably acceptable to the Agent (the “Accountants”), which annual financial statements shall be without qualification and shall include each of the Parent’s and each of its Consolidated Subsidiaries’ balance sheet as at the end of such fiscal year and the related statements of each of the Parent’s and each of its Consolidated Subsidiaries’ income, retained earnings and cash flows for the fiscal year then ended, all in reasonable detail and prepared in accordance with GAAP, together with if and when available, copies of any management letters prepared by the Accountants;

(b)

As soon as available and in any event within forty five (45) days after the end of each fiscal quarter of the Parent, an unaudited/internal balance sheet and statements of income, retained earnings and cash flows of each of the Parent’s and each of its Subsidiaries’ as at the end of and for such quarter and for the year to date period then ended, prepared on a consolidating and consolidated basis to include the Parent and each Subsidiary of the Parent, in reasonable detail and stating in comparative form the figures for the corresponding date and periods in the previous year, all prepared in accordance with GAAP, subject to year-end adjustments and the absence of footnotes;

(c)

As soon as available and in any event within fifteen (15) days after the end of each calendar month, an unaudited/internal balance sheet and statements of income, retained earnings and cash flows of each of the Parent and its Subsidiaries as at the end of and for such month and for the year to date period then ended, prepared on a consolidating and consolidated basis to include the Parent and each Subsidiary of the Parent, in reasonable detail and stating in comparative form the figures for the corresponding date and periods in the previous year, all prepared in accordance with GAAP, subject to year-end adjustments and the absence of footnotes;

(d)

Within fifteen (15) days after the end of each month (or more frequently if the Agent so requests), agings of each Company’s Accounts, unaudited trial balances and their accounts payable and a calculation of each Company’s Accounts, Eligible Accounts, Inventory and/or Eligible Inventory, provided, however, that if the Agent shall request the foregoing information more often than as set forth in the immediately preceding clauses, each Company shall have fifteen (15) days from each such request to comply with the Agent’s demand;

(e)

Once each week, the cash balance of the Companies as of the preceding week and the outstanding principal amount of the Renewable Unsecured Notes as of the end of the preceding week including a listing of Renewable Unsecured Notes that were paid, renewed or issued during such week;

(f)

Promptly after (i) the filing thereof, copies of the Parent’s most recent registration statements and annual, quarterly, monthly or other regular reports which the Parent files with the Securities and Exchange Commission (the “SEC”), and (ii) the issuance thereof, copies of such financial statements, reports and proxy statements as the Parent shall send to its stockholders;

(g)

Together with each delivery of any financial statement pursuant to Section 11(a), 11(b) or 11(c), a Compliance Certificate duly executed by the President, Chief Executive Officer or Chief Financial Officer of the Parent that, among other things, (i) states that such financial statements have been prepared in accordance with GAAP, subject, in the case of the financial statements referred to in Sections 11(b) and (c), to year-end audit adjustments and the absence of footnotes and (ii) states that no Default or Event of Default is continuing as of the date of delivery of such Compliance Certificate or, if a Default or Event of Default is continuing, states the nature thereof and the action that the Companies propose to take with respect thereto; and

(h)

Each Company shall deliver, or cause the applicable Subsidiary of each Company to deliver, such other information as the Agent shall reasonably request.

12.

Additional Representations and Warranties   Each Company hereby represents and warrants to each Creditor Party as follows:

(a)

Organization, Good Standing and Qualification.  It and each of its Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of organization.  It and each of its Subsidiaries has the corporate, limited liability company or partnership, as the  case may be, power and authority to own and operate its properties and assets and, insofar as it is or shall be a party thereto, to (i) execute and deliver this Agreement and the Ancillary Agreements, (ii) to issue and sell the Notes, (iii) to issue and sell the Warrants and the shares of Common Stock issuable upon exercise of the Warrants (the “Warrant Shares”), and (iv) to carry out the provisions of this Agreement and the Ancillary Agreements and to carry on its business as presently conducted.  The Parent has the power and the authority to issue and sell the Closing Shares.  It and each of its Subsidiaries is duly qualified and is authorized to do business and is in good standing as a foreign corporation, partnership or limited liability company, as the case may be, in all jurisdictions in which the nature or location of its activities and of its properties (both owned and leased) makes such qualification necessary, except for those jurisdictions in which failure to do so has not had, or could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(b)

Subsidiaries.  Each direct and indirect Subsidiary of each Company, the direct owner of such Subsidiary and its percentage ownership thereof, is set forth on Schedule 12(b).

(c)

Capitalization; Voting Rights.

(i)

The authorized capital stock of the Parent, as of the date hereof consists of 20,000,000 shares of Common Stock, par value $0.01 per share, 2,300,957 shares of which are issued and outstanding, and 5,000,000 undesignated shares par value $0.01 per share of which none are issued and outstanding.  The authorized, issued and outstanding capital stock of each other Company and each Subsidiary of each Company is set forth on Schedule 12(c).

(ii)

Except as disclosed on Schedule 12(c), other than:  (A) the shares reserved for issuance under the Parent’s stock option plans; and (B) shares which may be issued pursuant to this Agreement and the Ancillary Agreements, there are no outstanding options, warrants, rights (including conversion or preemptive rights and rights of first refusal), proxy or stockholder agreements, or arrangements or agreements of any kind for the purchase or acquisition from the Parent of any of its securities.  Except as disclosed on Schedule 12(c), neither the offer, issuance or sale of any of the Notes, the Closing Shares or the Warrants, or the issuance of any of the Warrant Shares, nor the consummation of any transaction contemplated hereby will result in a change in the price or number of any securities of the Parent outstanding, under anti-dilution or other similar provisions contained in or affecting any such securities.

(iii)

All issued and outstanding shares of the Parent’s Common Stock:  (A) have been duly authorized and validly issued and are fully paid and non-assessable; and (B) were issued in compliance with all applicable state and federal laws concerning the issuance of securities.

(iv)

The rights, preferences, privileges and restrictions of the shares of the Common Stock are as stated in the Parent’s Articles of Incorporation (the “Charter”).  The Warrant Shares have been duly and validly reserved for issuance.  When issued in compliance with the provisions of this Agreement and the Parent’s Charter, the Securities will be validly issued, fully paid and non-assessable, and will be free of any liens or encumbrances; provided, however, that the Securities may be subject to restrictions on transfer under state and/or federal securities laws as set forth herein or as otherwise required by such laws at the time a transfer is proposed.

(d)

Authorization; Binding Obligations.  All corporate, partnership or limited liability company, as the case may be, action on its and its Subsidiaries’ part (including their respective officers and directors) necessary for the authorization of this Agreement and the Ancillary Agreements, the performance of all of its and its Subsidiaries’ obligations hereunder and under the Ancillary Agreements on the Closing Date and, the authorization, issuance and delivery of the Notes, the Closing Shares and the Warrants has been taken or will be taken prior to the Closing Date.  This Agreement and the Ancillary Agreements, when executed and delivered and to the extent it is a party thereto, will be its and its Subsidiaries’ valid and binding obligations enforceable against each such Person in accordance with their terms, except:

(i)

as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors’ rights; and

(ii)

general principles of equity that restrict the availability of equitable or legal remedies.

The issuance of the Notes is not and will not be subject to any preemptive rights or rights of first refusal that have not been properly waived or complied with.  The issuance of the Closing Shares is not and will not be subject to any preemptive rights or rights of first refusal that have not been properly waived or complied with.  The issuance of the Warrants and the subsequent exercise of the Warrants for Warrant Shares are not and will not be subject to any preemptive rights or rights of first refusal that have not been properly waived or complied with.

(e)

Liabilities; Solvency  Neither it nor any of its Subsidiaries has any liabilities, except current liabilities incurred in the ordinary course of business and liabilities disclosed in any Exchange Act Filings.

(i)

Both before and after giving effect to (A) the Loans incurred on the Closing Date or such other date as Loans requested hereunder are made or incurred, (B) the disbursement of the proceeds of, or the assumption of the liability in respect of, such Loans pursuant to the instructions or agreement of any Company, (C) the payment and accrual of all transaction costs in connection with the foregoing and (D) the consummation of the transactions contemplated herein and in the Ancillary Agreements, each Company and each Subsidiary of each Company, is and will be, Solvent.

(f)

Agreements; Action.  Except as set forth on Schedule 12(f) or as disclosed in any Exchange Act Filings:

(i)

There are no agreements, understandings, instruments, contracts, proposed transactions, judgments, orders, writs or decrees to which it or any of its Subsidiaries is a party or to its knowledge by which it is bound which may involve:  (A) obligations (contingent or otherwise) of, or payments to, it or any of its Subsidiaries in excess of $50,000 (other than obligations of, or payments to, it or any of its Subsidiaries arising from purchase or sale agreements entered into in the ordinary course of business); or (B) the transfer or license of any patent, copyright, trade secret or other proprietary right to or from it (other than licenses arising from the purchase of “off the shelf” or other standard products); or (C) provisions restricting the development, manufacture or distribution of its or any of its Subsidiaries’ products or services; or (D) indemnification by it or any of its Subsidiaries with respect to infringements of proprietary rights.

(ii)

Since October 1, 2006 (the “Balance Sheet Date”), neither it nor any of its Subsidiaries has:  (A) declared or paid any dividends, or authorized or made any distribution upon or with respect to any class or series of its capital stock; (B) incurred any indebtedness for money borrowed or any other liabilities (other than ordinary course obligations) individually in excess of $50,000 or, in the case of indebtedness and/or liabilities individually less than $50,000, in excess of $100,000 in the aggregate; (C) made any loans or advances to any Person not in excess, individually or in the aggregate, of $100,000, other than ordinary advances for travel expenses; or (D) sold, exchanged or otherwise disposed of any of its assets or rights, other than the sale of its Inventory in the ordinary course of business.

(iii)

For the purposes of subsections (i) and (ii) of this Section 12(f), all indebtedness, liabilities, agreements, understandings, instruments, contracts and proposed transactions involving the same Person (including Persons it or any of its applicable Subsidiaries has reason to believe are affiliated therewith or with any Subsidiary thereof) shall be aggregated for the purpose of meeting the individual minimum dollar amounts of such subsections.

(iv)

the Parent maintains disclosure controls and procedures as required under Rule 13a-15(e) of the Securities Act (“Disclosure Controls”) designed to ensure that information required to be disclosed by the Parent in the reports that it files or submits under the Exchange Act is recorded, processed, summarized, and reported, within the time periods specified in the rules and forms of the SEC.

(v)

The Parent makes and keeps books, records, and accounts, that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of its assets.  It maintains internal control over financial reporting as required under Rule 13a-15(f) of the Securities Act (“Financial Reporting Controls”) designed by, or under the supervision of, its principal executive and principal financial officers, and effected by its board of directors, management, and other personnel, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP, including that:

(1)

transactions are executed in accordance with management’s general or specific authorization;

(2)

unauthorized acquisition, use, or disposition of the Parent’s assets that could have a material effect on the financial statements are prevented or timely detected;

(3)

transactions are recorded as necessary to permit preparation of financial statements in accordance with GAAP, and that its receipts and expenditures are being made only in accordance with authorizations of the Parent’s management and board of directors;

(4)

transactions are recorded as necessary to maintain accountability for assets; and

(5)

the recorded accountability for assets is compared with the existing assets at reasonable intervals, and appropriate action is taken with respect to any differences.

(vi)

Parent has not received a letter from its independent accountant indicating that there is a weakness or deficiency in any of its Disclosure Controls or Financial Reporting Controls that is required to be disclosed in any of the Exchange Act Filings, except as so disclosed.

(g)

Obligations to Related Parties.  Except as set forth on Schedule 12(g), neither it nor any of its Subsidiaries has any obligations to their respective officers, directors, stockholders or employees other than:

(i)

for payment of salary for services rendered and for bonus payments;

(ii)

reimbursement for reasonable expenses incurred on its or its Subsidiaries’ behalf;

(iii)

for other standard employee benefits made generally available to all employees (including stock option agreements outstanding under any stock option plan approved by its and its Subsidiaries’ Board of Directors, as applicable); and

(iv)

obligations listed in its and each of its Subsidiary’s financial statements or disclosed in any of the Parent’s Exchange Act Filings.

Except as described above or set forth on Schedule 12(g), none of its officers, directors or, to the best of its knowledge, key employees or stockholders, any of its Subsidiaries or any members of their immediate families, are indebted to it or any of its Subsidiaries, individually or in the aggregate, in excess of $50,000 or have any direct or indirect ownership interest in any Person with which it or any of its Subsidiaries is affiliated or with which it or any of its Subsidiaries has a business relationship, or any Person which competes with it or any of its Subsidiaries, other than passive investments in publicly traded companies (representing less than one percent (1%) of such company) which may compete with it or any of its Subsidiaries.  Except as described above, none of its officers, directors or stockholders, or any member of their immediate families, is, directly or indirectly, interested in any material contract with it or any of its Subsidiaries and no agreements, understandings or proposed transactions are contemplated between it or any of its Subsidiaries and any such Person.  Except as set forth on Schedule 12(g), neither it nor any of its Subsidiaries is a guarantor or indemnitor of any indebtedness of any other Person.

(h)

Changes.  Since the Balance Sheet Date, except as disclosed in any Exchange Act Filing or in any Schedule to this Agreement or to any of the Ancillary Agreements, there has not been:

(i)

any change in its or any of its Subsidiaries’ business, assets, liabilities, condition (financial or otherwise), properties, operations or prospects, which, individually or in the aggregate, has had, or could reasonably be expected to have, a Material Adverse Effect;

(ii)

any resignation or termination of any of its or its Subsidiaries’ officers, key employees or groups of employees;

(iii)

any material change, except in the ordinary course of business, in its or any of its Subsidiaries’ contingent obligations by way of guaranty, endorsement, indemnity, warranty or otherwise;

(iv)

any damage, destruction or loss, whether or not covered by insurance, which has had, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect;

(v)

any waiver by it or any of its Subsidiaries of a valuable right or of a material debt owed to it;

(vi)

any direct or indirect material loans made by it or any of its Subsidiaries to any of its or any of its Subsidiaries’ stockholders, employees, officers or directors, other than advances made in the ordinary course of business;

(vii)

any material change in any compensation arrangement or agreement with any employee, officer, director or stockholder;

(viii)

any declaration or payment of any dividend or other distribution of its or any of its Subsidiaries’ assets;

(ix)

any labor organization activity related to it or any of its Subsidiaries;

(x)

any debt, obligation or liability incurred, assumed or guaranteed by it or any of its Subsidiaries, except those for immaterial amounts and for current liabilities incurred in the ordinary course of business;

(xi)

any sale, assignment, transfer, abandonment or other disposition of any Intellectual Property or other intangible assets owned by the Company or any of its Subsidiaries;

(xii)

any change in any material agreement to which it or any of its Subsidiaries is a party or by which either it or any of its Subsidiaries is bound which, either individually or in the aggregate, has had, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect;

(xiii)

any other event or condition of any character that, either individually or in the aggregate, has had, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; or

(xiv)

any arrangement or commitment by it or any of its Subsidiaries to do any of the acts described in subsection (i) through (xiii) of this Section 12(h).

(i)

Title to Properties and Assets; Liens, Etc.  Except as set forth on Schedule 12(i), it and each of its Subsidiaries has good and marketable title to their respective properties and assets (tangible or intangible), and good title to its leasehold interests, in each case subject to no Lien, other than Permitted Liens.  All facilities, Equipment, Fixtures, vehicles and other properties owned, leased or used by it or any of its Subsidiaries are in good operating condition and repair and are reasonably fit and usable for the purposes for which they are being used.  Except as set forth on Schedule 12(i), it and each of its Subsidiaries is in compliance with all material terms of each lease to which it is a party or is otherwise bound.

(j)

Intellectual Property.

(i)

Each Company and each of its Subsidiaries owns or possesses sufficient legal rights to use all Intellectual Property necessary for its business as now conducted and, to the Company’s knowledge, as presently proposed to be conducted.  There are no settlements or consents, covenants not to sue, non-assertion assurances, or releases to which any Company or any of its Subsidiaries is bound which adversely affects its rights to own or use any Intellectual Property.

(ii)

To each Company’s knowledge, the conduct of such Company’s and each of its Subsidiaries’ business as now conducted, and as presently proposed to be conducted, does not (and will not) result in any infringement or other violation of the rights of others.

(iii)

Schedule 12(j) (as such schedule may be amended or supplemented from time to time) sets forth a true and complete list of (A) all registrations and applications for Intellectual Property owned by each Company or any of its Subsidiaries filed or issued by any Intellectual Property registry and (B) all Intellectual Property licenses which are either material to the business of any Company or any of its Subsidiaries or relate to any material portion of a Company’s or any of its Subsidiaries’ inventory, including licenses for standard software having a replacement value of more than $100,000.  None of such Intellectual Property licenses are reasonably likely to be construed as an assignment of the licensed Intellectual Property to such Company or any of its Subsidiaries.

(iv)

There are no claims pending or, to best of any Company’s knowledge, threatened and neither any Company nor any of its Subsidiaries has received any other communications, alleging that, any Company or any of its Subsidiaries has infringed, diluted, misappropriated, or otherwise violated any Intellectual Property of any other person or entity, nor is any Company aware of any basis therefore.

(v)

No Company is aware of any infringement diluted, misappropriated, or other violation of its Intellectual Property by any other person or entity.

(vi)

No Company nor any of its Subsidiaries utilizes any inventions, trade secrets or other Intellectual Property of any of its employees, officers or contractors (or former employees, officers, or contractors) except for inventions, trade secrets or other Intellectual Property that is owned by a Company or any of its Subsidiaries as a matter of law or have been rightfully assigned to a Company or any of its Subsidiaries.

(k)

Compliance with Other Instruments.  Neither it nor any of its Subsidiaries is in violation or default of (x) any term of its Charter or Bylaws, or (y) any provision of any indebtedness, mortgage, indenture, contract, agreement or instrument to which it is party or by which it is bound or of any judgment, decree, order or writ, which violation or default, in the case of this clause (y), has had, or could reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.  The execution, delivery and performance of and compliance with this Agreement and the Ancillary Agreements to which it is a party, and the issuance of the Notes and the other Securities each pursuant hereto and thereto, will not, with or without the passage of time or giving of notice, result in any such material violation, or be in conflict with or constitute a default under any such term or provision, or result in the creation of any Lien upon any of its or any of its Subsidiary’s properties or assets or the suspension, revocation, impairment, forfeiture or non-renewal of any permit, license, authorization or approval applicable to it or any of its Subsidiaries, their businesses or operations or any of their assets or properties.

(l)

Litigation.  Except as set forth on Schedule 12(l), there is no action, suit, proceeding or investigation pending or, to its knowledge, currently threatened against it or any of its Subsidiaries that prevents it or any of its Subsidiaries from entering into this Agreement or the Ancillary Agreements, or from consummating the transactions contemplated hereby or thereby, or which has had, or could reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect, or could result in any change in its or any of its Subsidiaries’ current equity ownership, nor is it aware that there is any basis to assert any of the foregoing.  Neither it nor any of its Subsidiaries is a party to or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality.  There is no action, suit, proceeding or investigation by it or any of its Subsidiaries currently pending or which it or any of its Subsidiaries intends to initiate.

(m)

Tax Returns and Payments.  It and each of its Subsidiaries has timely filed all tax returns (federal, state and local) required to be filed by it.  All taxes shown to be due and payable on such returns, any assessments imposed, and all other taxes due and payable by it and each of its Subsidiaries on or before the Closing Date, have been paid or will be paid prior to the time they become delinquent.  Except as set forth on Schedule 12(m), neither it nor any of its Subsidiaries has been advised:

(i)

that any of its returns, federal, state or other, have been or are being audited as of the date hereof; or

(ii)

of any adjustment, deficiency, assessment or court decision in respect of its federal, state or other taxes.

Neither it nor any of its Subsidiaries has any knowledge of any liability of any tax to be imposed upon its properties or assets as of the date of this Agreement that is not adequately provided for.

(n)

Employees.  Except as set forth on Schedule 12(n), neither it nor any of its Subsidiaries has any collective bargaining agreements with any of its employees.  There is no labor union organizing activity pending or, to its knowledge, threatened with respect to it or any of its Subsidiaries.  Except as disclosed in the Exchange Act Filings or on Schedule 12(n), neither it nor any of its Subsidiaries is a party to or bound by any currently effective employment contract, deferred compensation arrangement, bonus plan, incentive plan, profit sharing plan, retirement agreement or other employee compensation plan or agreement.  To its knowledge, none of its or any of its Subsidiaries’ employees, nor any consultant with whom it or any of its Subsidiaries has contracted, is in violation of any term of any employment contract, proprietary information agreement or any other agreement relating to the right of any such individual to be employed by, or to contract with, it or any of its Subsidiaries because of the nature of the business to be conducted by it or any of its Subsidiaries; and to its knowledge the continued employment by it and its Subsidiaries of their present employees, and the performance of its and its Subsidiaries contracts with its independent contractors, will not result in any such violation.  Neither it nor any of its Subsidiaries is aware that any of its or any of its Subsidiaries’ employees is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency that would interfere with their duties to it or any of its Subsidiaries.  Neither it nor any of its Subsidiaries has received any notice alleging that any such violation has occurred.  Except for employees who have a current effective employment agreement with it or any of its Subsidiaries, none of its or any of its Subsidiaries’ employees has been granted the right to continued employment by it or any of its Subsidiaries or to any material compensation following termination of employment with it or any of its Subsidiaries.  Except as set forth on Schedule 12(n), neither it nor any of its Subsidiaries is aware that any officer, key employee or group of employees intends to terminate his, her or their employment with it or any of its Subsidiaries, as applicable, nor does it or any of its Subsidiaries have a present intention to terminate the employment of any officer, key employee or group of employees.

(o)

Registration Rights and Voting Rights.  Except as set forth on Schedule 12(o) and except as disclosed in Exchange Act Filings, neither it nor any of its Subsidiaries is presently under any obligation, and neither it nor any of its Subsidiaries has granted any rights, to register any of its or any of its Subsidiaries’ presently outstanding securities or any of its securities that may hereafter be issued.  Except as set forth on Schedule 12(o) and except as disclosed in Exchange Act Filings, to its knowledge, none of its or any of its Subsidiaries’ stockholders has entered into any agreement with respect to its or any of its Subsidiaries’ voting of equity securities.

(p)

Compliance with Laws; Permits.  Neither it nor any of its Subsidiaries is in violation of any provision of the Sarbanes-Oxley Act of 2002 applicable to it or any SEC related regulation or rule applicable to it or any rule of the Principal Market promulgated thereunder or any other applicable statute, rule, regulation, order or restriction of any domestic or foreign government or any instrumentality or agency thereof in respect of the conduct of its business or the ownership of its properties which has had, or could reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.  No governmental orders, permissions, consents, approvals or authorizations are required to be obtained and no registrations or declarations are required to be filed in connection with the execution and delivery of this Agreement or any Ancillary Agreement and the issuance of any of the Securities, except such as have been duly and validly obtained or filed, or with respect to any filings that must be made after the Closing Date, as will be filed in a timely manner.  It and each of its Subsidiaries has all material franchises, permits, licenses and any similar authority necessary for the conduct of its business as now being conducted by it, the lack of which could, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(q)

Environmental and Safety Laws.  There are no pending actions, suits or proceedings by or before any arbitrator or Governmental Authority pending, or to the knowledge of any Company threatened against or affecting any Company or any of its Subsidiaries under Environmental Law.  Each Company and each of its Subsidiaries (i) are and have been in full compliance with Environmental Law and have no knowledge of any material expenditure that will be required to maintain such compliance in the future; (ii) have not received any notice or claim alleging that they are not in full compliance with or otherwise have liability under Environmental Law; and (iii) have no knowledge of any facts or circumstances that could reasonably be expected to form the basis of any such claim.  No Hazardous Materials are present or are used or have been used, stored, or released by any Company or any of its Subsidiaries, or to their knowledge by any other Person, at any property currently or formerly owned, leased or operated by any Company or any of its Subsidiaries or disposed of at any other location by any Company or any of its Subsidiaries except (i) in compliance with Environmental Law; and (2) in quantities and under circumstances that would not require investigation or remediation by any Company or any of its Subsidiaries.  No Company nor any of its Subsidiaries has assumed by contract or by operation of law the liabilities arising under Environmental Law of any other Person.  Each Company and each of its Subsidiaries have provided to Agent all material reports, audits and assessments in their possession or control regarding the environmental condition of any property currently or formerly owned or operated by any Company or any of its Subsidiaries.

(r)

Valid Offering.  Assuming the accuracy of the representations and warranties of the Lenders contained in this Agreement, the offer and issuance of the Securities will be exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), and will have been registered or qualified (or are exempt from registration and qualification) under the registration, permit or qualification requirements of all applicable state securities laws.

(s)

Full Disclosure.  It and each of its Subsidiaries has provided the Lenders with all information requested by the Lenders in connection with the Lenders’ decision to enter into this Agreement, including all information each Company and each of its Subsidiaries believe is reasonably necessary to make such investment decision.  Neither this Agreement, the Ancillary Agreements nor the exhibits and schedules hereto and thereto nor any other document, including without limitation the responses contained in any questionnaire provided to any Company by the Agent, delivered by it or any of its Subsidiaries to the Agent or their attorneys or agents in connection herewith or therewith or with the transactions contemplated hereby or thereby, contain any untrue statement of a material fact nor omit to state a material fact necessary in order to make the statements contained herein or therein, in light of the circumstances in which they are made, not misleading.  Any financial projections and other estimates provided to the Lenders by it or any of its Subsidiaries were based on its and its Subsidiaries’ experience in the industry and on assumptions of fact and opinion as to future events which it or any of its Subsidiaries, at the date of the issuance of such projections or estimates, believed to be reasonable.

(t)

Insurance.  It and each of its Subsidiaries has general commercial, product liability, fire and casualty insurance policies with coverages which it believes are customary for companies similarly situated to it and each of its Subsidiaries in the same or similar business.

(u)

SEC Reports and Financial Statements.  Except as set forth on Schedule 12(u), it has filed all proxy statements, reports and other documents required to be filed by it under the Exchange Act.  The Parent has furnished the Lenders with copies of:  (i) its Annual Report on Form 10-KSB for its fiscal years ended October 1, 2006 as amended by Amendment No. 1 to Form 10-KSB filed January 26, 2007; and (ii) its Quarterly Reports on Form 10-QSB for the thirteen weeks ended December 31, 2006, April 1, 2007 and July 1, 2007, and the Form 8-K filings which it has made during its fiscal year October 2, 2007 to date (collectively, the “SEC Reports”).  Except as set forth on Schedule 12(u), each SEC Report was, at the time of its filing, in substantial compliance with the requirements of its respective form and none of the SEC Reports, nor the financial statements (and the notes thereto) included in the SEC Reports, as of their respective filing dates, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.  Such financial statements have been prepared in accordance with GAAP applied on a consistent basis during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto or (ii) in the case of unaudited interim statements, to the extent they may not include footnotes or may be condensed) and fairly present in all material respects the financial condition, the results of operations and cash flows of the Parent and its Subsidiaries, on a consolidated basis, as of, and for, the periods presented in each such SEC Report.

(v)

Listing.  The Common Stock is listed or quoted, as applicable, on the Principal Market and satisfies all requirements for the continuation of such listing or quotation, as applicable, and the Parent shall do all things necessary for the continuation of such listing or quotation, as applicable.  The Parent has not received any notice that its Common Stock will be delisted from, or no longer quoted on, as applicable, the Principal Market or that its Common Stock does not meet all requirements for such listing or quotation, as applicable.

(w)

No Integrated Offering.  Neither it, nor any of its Subsidiaries nor any of its Affiliates, nor any Person acting on its or their behalf, has directly or indirectly made any offers or sales of any security or solicited any offers to buy any security under circumstances that would cause the offering of the Securities pursuant to this Agreement or any Ancillary Agreement to be integrated with prior offerings by it for purposes of the Securities Act which would prevent it from issuing the Securities pursuant to Rule 506 under the Securities Act, or any applicable exchange-related stockholder approval provisions, nor will it or any of its Affiliates or Subsidiaries take any action or steps that would cause the offering of the Securities to be integrated with other offerings.

(x)

Stop Transfer.  The Securities are restricted securities as of the date of this Agreement.  Neither it nor any of its Subsidiaries will issue any stop transfer order or other order impeding the sale and delivery of any of the Securities at such time as the Securities are registered for public sale or an exemption from registration is available, except as required by state and federal securities laws.

(y)

Dilution.  It specifically acknowledges that (i) the Parent’s obligation to issue the Closing Shares, and (ii) the Parent’s obligation to issue the shares of Common Stock upon exercise of the Warrants, are each binding upon the Parent and enforceable regardless of the dilution such issuance may have on the ownership interests of other shareholders of the Parent.

(z)

Patriot Act.  It certifies that, to the best of its knowledge, neither it nor any of its Subsidiaries has been designated, nor is or shall be owned or controlled, by a “suspected terrorist” as defined in Executive Order 13224.  It hereby acknowledges that each of the Creditor Parties seeks to comply with all applicable laws concerning money laundering and related activities.  In furtherance of those efforts, it hereby represents, warrants and covenants that:  (i) none of the cash or property that it or any of its Subsidiaries will pay or will contribute to any Creditor Party has been or shall be derived from, or related to, any activity that is deemed criminal under United States law; and (ii) no contribution or payment by it or any of its Subsidiaries to any Creditor Party, to the extent that they are within its or any such Subsidiary’s control shall cause such Creditor Party to be in violation of the United States Bank Secrecy Act, the United States International Money Laundering Control Act of 1986 or the United States International Money Laundering Abatement and Anti-Terrorist Financing Act of 2001.  It shall promptly notify the Agent if any of these representations, warranties and covenants ceases to be true and accurate regarding it or any of its Subsidiaries.  It shall provide any Creditor Party with any additional information regarding it and each Subsidiary thereof that such Creditor Party deems necessary or convenient to ensure compliance with all applicable laws concerning money laundering and similar activities.  It understands and agrees that if at any time it is discovered that any of the foregoing representations, warranties and covenants are incorrect, or if otherwise required by applicable law or regulation related to money laundering or similar activities, the Creditor Parties may undertake appropriate actions to ensure compliance with applicable law or regulation, including but not limited to segregation and/or redemption of any Lender’s investment in it.  It further understands that the Creditor Parties may release confidential information about it and its Subsidiaries and, if applicable, any underlying beneficial owners, to proper authorities if such Creditor Party, in its sole discretion, determines that it is in the best interests of such Creditor Party in light of relevant rules and regulations under the laws set forth in subsection (ii) above.

(aa)

Company Name; Locations of Offices, Records and Collateral.  Schedule 12(aa) sets forth each Company’s name as it appears in official filings in the state of its organization, the type of entity of each Company, the organizational identification number issued by each Company’s state of organization or a statement that no such number has been issued, each Company’s state of organization, and the location of each Company’s chief executive office, corporate offices, warehouses, other locations of Collateral and locations where records with respect to Collateral are kept (including in each case the county of such locations) and, except as set forth in such Schedule 12(aa), such locations have not changed during the preceding twelve months.  As of the Closing Date, during the prior five (5) years, except as set forth in Schedule 12(aa), no Company has been known as or conducted business in any other name (including trade names).  Each Company has only one state of organization.

(bb)

ERISA.  Based upon the Employee Retirement Income Security Act of 1974 (“ERISA”), and the regulations and published interpretations thereunder:  (i) neither it nor any of its Subsidiaries has engaged in any Prohibited Transactions (as defined in Section 406 of ERISA and Section 4975 of the Code); (ii) it and each of its Subsidiaries has met all applicable minimum funding requirements under Section 302 of ERISA in respect of its plans; (iii) neither it nor any of its Subsidiaries has any knowledge of any event or occurrence which would cause the Pension Benefit Guaranty Corporation to institute proceedings under Title IV of ERISA to terminate any employee benefit plan(s); (iv) neither it nor any of its Subsidiaries has any fiduciary responsibility for investments with respect to any plan existing for the benefit of persons other than its or such Subsidiary’s employees; and (v) neither it nor any of its Subsidiaries has withdrawn, completely or partially, from any multi-employer pension plan so as to incur liability under the Multiemployer Pension Plan Amendments Act of 1980.

(cc)

Status of Companies.  Unless all of the Obligations are properly classified as debt for U.S. federal income tax purposes, each Company is a corporation for U.S. federal income tax purposes.

(dd)

Equity Infusion.  Not less than $750,000 in new cash equity shall have been contributed to Parent between October 1, 2007 and the Closing Date.

(ee)

Consumer Documents.  The forms and procedures used by each Company in conducting its business including the Account Documents, consumer applications, notes, security agreements, disclosure documents, financing statements and other documents executed by consumers (the “Consumer Documents”), comply with all applicable federal, state and local laws, regulations, administrative interpretations and decisions for the jurisdictions where Companies do business.

(i)

Each Company has all requisite power, authority and licenses to enter into and perform under the Consumer Documents, and to carry on their respective businesses as and where they are currently conducted and contemplated to be conducted under the Consumer Documents.

(ii)

The execution, delivery and performance of the Consumer Documents comply with all applicable federal and state laws, rules and regulations, including, without limitation, the Truth in Lending Act and Regulation Z promulgated thereunder, the Equal Credit Opportunity Act and Regulation B promulgated thereunder, and any applicable state or federal usury laws.

(iii)

The Consumer Documents are enforceable in accordance with their terms; subject to the qualification that enforceability may be subject to limitations imposed by bankruptcy, insolvency, reorganization and other similar laws of general applicability affecting the rights of all creditors.

(iv)

None of the practices, procedures or lack thereof by such Company in the conduct of its business, or other facts or irregularities, which would cause the above representations or warranties to be untrue.

13.

Covenants  Each Company, as applicable, covenants and agrees with the Creditor Parties as follows:

(a)

Stop-Orders.  The Parent shall advise the Agent, promptly after it receives notice of issuance by the SEC, any state securities commission or any other regulatory authority of any stop order or of any order preventing or suspending any offering of any securities of the Parent, or of the suspension of the qualification of the Common Stock for offering or sale in any jurisdiction, or the initiation of any proceeding for any such purpose.

(b)

Listing.  The Parent shall promptly secure the listing or quotation, as applicable, of the Closing Shares and of the shares of Common Stock issuable upon exercise of the Warrants on the Principal Market upon which shares of Common Stock are listed or quoted, as applicable, (subject to official notice of issuance) and shall maintain such listing or quotation, as applicable, so long as any other shares of Common Stock shall be so listed or quoted, as applicable.  The Parent shall maintain the listing or quotation, as applicable, of its Common Stock on the Principal Market, and will comply in all material respects with the Parent’s reporting, filing and other obligations under the bylaws or rules of the National Association of Securities Dealers (“NASD”) and such exchanges, as applicable.

(c)

Market Regulations.  The Parent shall notify the SEC, NASD and applicable state authorities, in accordance with their requirements, of the transactions contemplated by this Agreement, and shall take all other necessary action and proceedings as may be required and permitted by applicable law, rule and regulation, for the legal and valid issuance of the Securities to the Lenders and promptly provide copies thereof to the Agent.

(d)

Reporting Requirements.  The Parent shall timely file with the SEC all reports required to be filed pursuant to the Exchange Act and refrain from terminating its status as an issuer required by the Exchange Act to file reports thereunder even if the Exchange Act or the rules or regulations thereunder would permit such termination.

(e)

Use of Funds.  It shall use the proceeds of the Loans (i) to refinance certain Existing Debt, and (ii) for general working capital purposes only.

(f)

Access to Facilities.  It shall, and shall cause each of its Subsidiaries to, permit any representatives designated by the Agent (or any successor of the Agent), upon reasonable notice and during normal business hours, at Company’s expense and accompanied by a representative of Company Agent (provided that no such prior notice shall be required to be given and no such representative shall be required to accompany the Agent in the event the Agent believes such access is necessary to preserve or protect the Collateral or following the occurrence and during the continuance of an Event of Default), to:

(i)

visit and inspect any of its or any such Subsidiary’s properties;

(ii)

examine its or any such Subsidiary’s corporate and financial records (unless such examination is not permitted by federal, state or local law or by contract) and make copies thereof or extracts therefrom; and

(iii)

discuss its or any such Subsidiary’s affairs, finances and accounts with its or any such Subsidiary’s directors, officers and Accountants.

Notwithstanding the foregoing, neither it nor any of its Subsidiaries shall provide any material, non-public information to the Agent unless the Agent signs a confidentiality agreement and otherwise complies with Regulation FD, under the federal securities laws.

(g)

Taxes.  It shall, and shall cause each of its Subsidiaries to, promptly pay and discharge, or cause to be paid and discharged, when due and payable, all lawful taxes, assessments and governmental charges or levies imposed upon it and its Subsidiaries’ income, profits, property or business, as the case may be; provided, however, that any such tax, assessment, charge or levy need not be paid currently if (i) the validity thereof shall currently and diligently be contested in good faith by appropriate proceedings, (ii) such tax, assessment, charge or levy shall have no effect on the Lien priority of the Agent in the Collateral, and (iii) if it and/or such Subsidiary, as applicable, shall have set aside on its and/or such Subsidiary’s books adequate reserves with respect thereto in accordance with GAAP; and provided, further, that it shall, and shall cause each of its Subsidiaries to, pay all such taxes, assessments, charges or levies forthwith upon the commencement of proceedings to foreclose any lien which may have attached as security therefor.

(h)

Insurance.

(i)

It shall bear the full risk of loss from any loss of any nature whatsoever with respect to the Collateral and it and each of its Subsidiaries will, jointly and severally, bear the full risk of loss from any loss of any nature whatsoever with respect to the assets pledged to the Agent as security for the Obligations.  Furthermore, it will insure or cause the Collateral to be insured in the Agent’s name as an additional insured and lender loss payee, with an appropriate loss payable endorsement in form and substance satisfactory to the Agent, against loss or damage by fire, flood, sprinkler leakage, theft, burglary, pilferage, loss in transit and other risks customarily insured against by companies in similar business similarly situated as it and its Subsidiaries including but not limited to workers compensation, public and product liability and business interruption, and such other hazards as the Agent shall specify in amounts and under insurance policies and bonds by insurers acceptable to the Agent and all premiums thereon shall be paid by such Company and the policies delivered to the Agent.  If any such Company fails to obtain the insurance and in such amounts of coverage as otherwise required pursuant to this Section (h), the Agent may procure such insurance and the cost thereof shall be promptly reimbursed by the Companies, jointly and severally, and shall constitute Obligations.

(ii)

No Company’s insurance coverage shall be impaired or invalidated by any act or neglect of any Company or any of its Subsidiaries and the insurer will provide the Agent with no less than thirty (30) days notice prior of cancellation;

(iii)

The Agent, in connection with its status as a lender loss payee, will be assigned at all times to a first lien position until such time as all Obligations have been indefeasibly satisfied in full.

(i)

Intellectual Property.  Each Company and each of its Subsidiaries:

(i)

shall maintain in full force and effect its existence, rights and franchises and all licenses and other rights to own or use Intellectual Property including registrations and applications therefore, that are necessary to the conduct of its business, as now conducted or as presently proposed to be conducted, and shall not do any act or omit to do any act whereby any of such Intellectual Property may lapse, or become abandoned, dedicated to the public, or unenforceable, or the Lien therein in favor of the Agent for the benefit of the Lenders would be adversely affected;

(ii)

shall report to the Agent (i) the filing of any application to register a Copyright no later than ten  (10) days after such filing occurs (ii) the  filing of any application to register any other Intellectual Property with any other Intellectual Property registry, and the issuance thereof, no later than thirty (30) days after such filing or issuance occurs and, in each case, shall, simultaneously with such report, deliver to the Agent fully-executed documents required to acknowledge, confirm, register, record or perfect the Lien in such Intellectual Property.  In addition, each Company and each of its Subsidiaries hereby authorize the Agent to modify this Agreement by amending Schedule 12(j) to include any registrations or applications for Intellectual Property inadvertently omitted from such Schedule or filed, registered, acquired by any Company or any of its Subsidiaries after the date hereof and will cooperate with the Agent in effecting any such amendment to include any new item of Intellectual Property included in the Collateral;

(iii)

shall, promptly upon the reasonable request of the Agent, execute and deliver to the Agent any document or instrument required to acknowledge, confirm, register, record, or perfect the Lien of the Agent in any part of the Intellectual Property owned by the Company and its Subsidiaries; and

(iv)

shall not sell, assign, transfer, license, grant any option, or create or suffer to exist any Lien upon or with respect to Intellectual Property, except for the Liens in favor of the Agent and Permitted Liens.

(j)

Properties.  It shall, and shall cause each of its Subsidiaries to, keep its properties in good repair, working order and condition, reasonable wear and tear excepted, and from time to time make all needful and proper repairs, renewals, replacements, additions and improvements thereto; and it shall, and shall cause each of its Subsidiaries to, at all times comply with each provision of all leases to which it is a party or under which it occupies property if the breach of such provision could reasonably be expected to have a Material Adverse Effect.

(k)

Confidentiality.  No Company will, nor will it permit any of its Subsidiaries to, disclose, nor will it include in any public announcement, the name of any Creditor Party, unless expressly agreed to by such Creditor Party or unless and until such disclosure is required by law or applicable regulation, and then only to the extent of such requirement.  Notwithstanding the foregoing, (i) each Company may disclose any Creditor Party’s identity and the terms of this Agreement and the Ancillary Agreements to its current and prospective debt and equity financing sources, (ii) the Parent may make such filings disclosing the Creditor Party’s identity and the terms of this Agreement and the Ancillary Agreements as may be required under the Exchange Act and (iii) each Company (and each employee, representative, or other agent of each Company) may disclose to any and all Persons, without limitation of any kind, the tax treatment and any facts that may be relevant to the tax structure of the transactions contemplated by this Agreement and the Ancillary Agreements and the agreements referred to therein; provided, however, that no Company (and no employee, representative or other agent thereof) shall disclose pursuant to this clause (ii) any other information that is not relevant to understanding the tax treatment or tax structure of such transactions (including the identity of any party or any information that could lead another to determine the identity of any party); and, provided, further, that no Company shall disclose or permit any of its Subsidiaries to disclose any information to the extent that such disclosure could reasonably be expected to result in a violation of any U.S. federal or state securities law or similar law of another jurisdiction.

(l)

Required Approvals.  It shall not, and shall not permit any of its Subsidiaries to, without the prior written consent of the Agent, (i) create, incur, assume or suffer to exist any indebtedness (exclusive of trade debt) whether secured or unsecured other than each Company’s indebtedness to the Creditor Parties, until the Sabes Payoff Date, indebtedness to Sabes not to exceed $2,200,000 and as set forth on Schedule 13(l)(i) attached hereto and made a part hereof; (ii) cancel any debt owing to it in excess of $50,000 in the aggregate during any twelve (12) month period; (iii) assume, guarantee, endorse or otherwise become directly or contingently liable in connection with any obligations of any other Person, except the endorsement of negotiable instruments by it or its Subsidiaries for deposit or collection or similar transactions in the ordinary course of business; (iv) directly or indirectly declare, pay or make any dividend or distribution on any class of its Stock or apply any of its funds, property or assets to the purchase, redemption or other retirement of any of its or its Subsidiaries’ Stock, or issue any preferred stock; (v) purchase or hold beneficially any Stock or other securities or evidences of indebtedness of, make or permit to exist any loans or advances to, or make any investment or acquire any interest whatsoever in, any other Person, including any partnership or joint venture, except (x) travel advances, (y) loans to its and its Subsidiaries’ officers and employees not exceeding at any one time an aggregate of $10,000, and (z) loans to its existing Subsidiaries so long as such Subsidiaries are designated as either a co-borrower hereunder or has entered into such guaranty and security documentation required by the Agent, including, without limitation, to grant to the Agent a first priority perfected security interest in substantially all of such Subsidiary’s assets to secure the Obligations; (vi) create or permit to exist any Subsidiary, other than any Subsidiary in existence on the date hereof and listed in Schedule 12(b) unless such new Subsidiary is a wholly-owned Subsidiary and is designated by the Agent as either a co-borrower or guarantor hereunder and such Subsidiary shall have entered into all such documentation required by the Agent, including, without limitation, to grant to the Agent a first priority perfected security interest in substantially all of such Subsidiary’s assets to secure the Obligations; (vii) directly or indirectly, prepay any indebtedness (other than to the Agent and in the ordinary course of business), or repurchase, redeem, retire or otherwise acquire any indebtedness (other than to the Agent and in the ordinary course of business) except to make scheduled payments of principal and interest thereof; (viii) enter into any merger, consolidation or other reorganization with or into any other Person or acquire all or a portion of the assets or Stock of any Person or permit any other Person to consolidate with or merge with it, unless (1) such Company is the surviving entity of such merger or consolidation, (2) no Event of Default shall exist immediately prior to and after giving effect to such merger or consolidation, (3) such Company shall have provided the Agent copies of all documentation relating to such merger or consolidation and (4) such Company shall have provided the Agent with at least thirty (30) days’ prior written notice of such merger or consolidation; (ix) materially change the nature of the business in which it is presently engaged; (x) become subject to (including, without limitation, by way of amendment to or modification of) any agreement or instrument which by its terms would (under any circumstances) restrict its or any of its Subsidiaries’ right to perform the provisions of this Agreement or any of the Ancillary Agreements; (xi) change its fiscal year or make any changes in accounting treatment and reporting practices without prior written notice to the Agent except as required by GAAP or in the tax reporting treatment or except as required by law; (xii) enter into any transaction with any employee, director or Affiliate, except in the ordinary course on arms-length terms; (xiii) bill Accounts under any name except the present name of such Company; (xiv) sell, lease, transfer or otherwise dispose of any of its properties or assets, or any of the properties or assets of its Subsidiaries, except for (1) sales, leases, transfer or dispositions by any Company to any other Company, (2) the sale of Inventory in the ordinary course of business, (3) the disposition or transfer in the ordinary course of business during any fiscal year of obsolete and worn-out Equipment and only to the extent that (x) the proceeds of any such disposition are used to acquire replacement Equipment which is subject to the Agent’s first priority security interest or are used to repay Loans or to pay general corporate expenses, or (y) following the occurrence of an Event of Default which continues to exist, the proceeds of which are remitted to the Agent to be held as cash collateral for the Obligations and (4) the transfer of title to the real property owned by BTAC Properties, Inc. to the purchaser of the Burger Time assets and the release of each Company by each lienholder holding a mortgage lien thereon; (xv) make any payment or distribution in respect of any subordinated indebtedness of any Company or any of its Subsidiaries in violation of any subordination or other agreement made in favor of any Creditor Party; or (xvi) make any optional payment or prepayment on or redemption (including, without limitation, by making payments to a sinking fund or analogous fund) or repurchase of any indebtedness for borrowed money other than the Obligations.

(m)

Reissuance of Securities.  The Parent shall reissue certificates representing the Securities without the legends set forth in Section 41 below at such time as:

(i)

the holder thereof is permitted to dispose of such Securities pursuant to Rule 144(k) under the Securities Act; or

(ii)

upon resale subject to an effective registration statement after such Securities are registered under the Securities Act.

The Parent agrees to cooperate with the Lenders in connection with all resales pursuant to Rule 144(d) and Rule 144(k) and provide legal opinions necessary to allow such resales provided the Parent and its counsel receive reasonably requested representations from the Lenders and broker, if any.

(n)

Opinion.  On the Closing Date, it shall deliver to the Creditor Parties an opinion acceptable to the Agent from each Company’s legal counsel.  Each Company will provide, at the Companies’ joint and several expense, such other legal opinions in the future as are reasonably necessary for the resale of the Closing Shares and the exercise of the Warrants.

(o)

Legal Name, etc.  It shall not, without providing the Agent with 30 days prior written notice, change (i) its name as it appears in the official filings in the state of its organization, (ii) the type of legal entity it is, (iii) its organization identification number, if any, issued by its state of organization, (iv) its state of organization or (v) amend its certificate of incorporation, by-laws or other organizational document.

(p)

Compliance with Laws.  The operation of each of its and each of its Subsidiaries’ business is and shall continue to be in compliance in all material respects with all applicable federal, state and local laws, rules and ordinances, including to all laws, rules, regulations and orders relating to taxes, payment and withholding of payroll taxes, employer and employee contributions and similar items, securities, employee retirement and welfare benefits, employee health and safety and environmental matters.

(q)

Notices.  It and each of its Subsidiaries shall promptly inform the Agent in writing of:  (i) the commencement of all proceedings and investigations by or before and/or the receipt of any notices from, any governmental or nongovernmental body and all actions and proceedings in any court or before any arbitrator against or in any way concerning any event which could reasonably be expected to have singly or in the aggregate, a Material Adverse Effect; (ii) any change which has had, or could reasonably be expected to have, a Material Adverse Effect; (iii) any Event of Default or Default; and (iv) any default or any event which with the passage of time or giving of notice or both would constitute a default under any agreement for the payment of money to which it or any of its Subsidiaries is a party or by which it or any of its Subsidiaries or any of its or any such Subsidiary’s properties may be bound the breach of which would have a Material Adverse Effect.

(r)

Margin Stock.  It shall not permit any of the proceeds of the Loans made hereunder to be used directly or indirectly to “purchase” or “carry” “margin stock” or to repay indebtedness incurred to “purchase” or “carry” “margin stock” within the respective meanings of each of the quoted terms under Regulation U of the Board of Governors of the Federal Reserve System as now and from time to time hereafter in effect.

(s)

Offering Restrictions.  Except as previously disclosed in the SEC Reports or in the Exchange Act Filings, or stock or stock options granted to its employees or directors, neither it nor any of its Subsidiaries shall, prior to the full repayment of the Notes (together with all accrued and unpaid interest and fees related thereto) and termination of this Agreement, (x) enter into any equity line of credit agreement or similar agreement with a floorless pricing feature or (y) issue, or enter into any agreement to issue, any securities with a floorless variable/floating conversion and/or pricing feature which are or could be (by conversion or registration) free-trading securities (i.e.  common stock subject to a registration statement).

(t)

FIRPTA.  Neither it, nor any of its Subsidiaries, is a “United States real property holding corporation” as such term is defined in Section 897(c)(2) of the Code and Treasury Regulation Section 1.897-2 promulgated thereunder, and it and each of its Subsidiaries shall at no time take any action or otherwise acquire any interest in any asset or property to the extent the effect of which shall cause it and/or such Subsidiary, as the case may be, to be a “United States real property holding corporation” as such term is defined in Section 897(c)(2) of the Code and Treasury Regulation Section 1.897-2 promulgated thereunder.

(u)

Authorization and Reservation of Shares.  The Parent shall at all times have authorized and reserved a sufficient number of shares of Common Stock to provide for the exercise of the Warrants.

(v)

Investor Relations/Public Relations.  The Parent hereby agrees to incorporate into its annual budget an amount of funds necessary to maintain a comprehensive investor relations and public relations program (an “IR/PR Program”), which IR/PR Program shall incorporate elements customarily utilized by companies of similar size and in a similar industry as the Parent and its Subsidiaries.

(w)

Prohibition of Amendments to Subordinated Debt Documentation.  It shall not, without the prior written consent of the Agent, amend, modify or in any way alter the terms of any of the Subordinated Debt Documentation, except to the extent expressly permitted by the terms of the applicable Subordination Agreement.

(x)

Prohibition of Grant of Collateral for Subordinated Debt Documentation.  It shall not, without the prior written consent of the Agent, grant or permit any of its Subsidiaries to grant to any Person any Collateral of such Company or any collateral of any of its Subsidiaries as security for any obligation arising under the Subordinated Debt Documentation, except to the extent expressly permitted by the terms of the applicable Subordination Agreement and the subordination provisions contained in the Renewable Unsecured Documents.

(y)

Prohibitions of Payment Under Subordinated Debt Documentation.  Neither it nor any of its Subsidiaries shall, without the prior written consent of the Agent, make any payments in respect of the indebtedness evidenced by the Subordinated Debt Documentation, except to the extent expressly permitted by the terms of the applicable Subordination Agreement and the subordination provisions contained in the Renewable Unsecured Documents.  The Loans constitute “Senior Debt” as such term is defined in the Renewable Unsecured Indenture.

(z)

Financing Right of First Refusal.

(i)

Each Company hereby grants to the Lenders a right of first refusal to arrange any Additional Financing (as defined below) to be issued by any Company and/or any of its Subsidiaries (the “Additional Financing Parties”), subject to the following terms and conditions.  From and after the date hereof, prior to the incurrence of any additional indebtedness and/or the sale or issuance of any equity interests of the Additional Financing Parties (an “Additional Financing”), Company Agent shall notify the Agent of such Additional Financing.  In connection therewith, Company Agent shall submit a fully executed term sheet (a “Proposed Term Sheet”) to the Agent setting forth the terms, conditions and pricing of any such Additional Financing (such financing to be negotiated on “arm’s length” terms and the terms thereof to be negotiated in good faith) proposed to be entered into by the Additional Financing Parties.  The Lenders shall have the right, but not the obligation, to deliver to Company Agent their own proposed term sheet (the “Lender Term Sheet”) setting forth the terms and conditions upon one or more of the Lenders would be willing to provide such Additional Financing to the Additional Financing Parties.  The Lender Term Sheet shall contain terms no less favorable to the Additional Financing Parties than those outlined in Proposed Term Sheet.  The Agent shall deliver to Company Agent the Lender Term Sheet within ten Business Days of receipt of each such Proposed Term Sheet.  If the provisions of the Lender Term Sheet are at least as favorable to the Additional Financing Parties as the provisions of the Proposed Term Sheet, the Additional Financing Parties shall enter into and consummate the Additional Financing transaction outlined in the Lender Term Sheet.

(ii)

It shall not, and shall not permit its Subsidiaries to, agree, directly or indirectly, to any restriction with any Person which limits the ability of any Creditor Party to arrange for the consummation of an Additional Financing with it or any of its Subsidiaries.]

(aa)

Board Observation Rights.  Until such time as all Obligations have been indefeasibly paid in full, the Creditor Parties will be entitled to the following board observation rights (“Board Observation Rights”):  each Company shall permit one representative of the Creditor Parties to attend all meetings of the board of directors of such Company (the “Board of Directors”) in a non-voting observer capacity, which observation right shall include the ability to observe discussions of the Board of Directors, and shall provide such representative with copies of all notices, minutes, written consents, and other materials that it provides to members of the Board of Directors, at the time it provides them to such members.  The observation right may be exercised in person or via telephone or videophone participation.  Each Creditor Party agrees, on behalf of itself and any representative exercising the observation rights set forth herein, that so long as it shall exercise its observation right (i) it shall hold in strict confidence pursuant to a confidentiality and non-disclosure agreement (in form and substance satisfactory to each Creditor Party and the Parent) all information and materials that it may receive or be given access to in connection with meetings of the Board of Directors and to act in a fiduciary manner with respect to all information so provided (provided that this shall not limit its ability to discuss such matters with its officers, directors or legal counsel, as necessary), and (ii) the Board of Directors may withhold from it certain information or material furnished or made available to the Board of Directors or exclude it from certain confidential “closed sessions” of the Board of Directors if the furnishing or availability of such information or material or its presence at such “closed sessions” would jeopardize such Company’s attorney-client privilege or if the Board of Directors otherwise reasonably so requires.  The Board Observation Rights set forth in this Section shall automatically terminate and be of no further force or effect upon the indefeasible payment in full of all Obligations.

(bb)

Additional Agreements.  No later than (i) December 7, 2007, the Companies shall cause the Sabes Payoff Date to occur and (ii) February 1, 2007, the Companies shall have either (x) caused the indebtedness of the Companies as respects the real property owned BTAC Properties, Inc. to be paid in full and all liens thereon released and terminated or (y) caused to be delivered to Agent such documentation as shall be requested by Agent in order to create mortgage liens on the real property of BTAC Properties, Inc..

14.

Further Assurances.  At any time and from time to time, upon the written request of the Agent and at the sole expense of Companies, each Company shall promptly and duly execute and deliver any and all such further instruments and documents and take such further action as the Agent may request (a) to obtain the full benefits of this Agreement and the Ancillary Agreements, (b) to protect, preserve, perfect and maintain the Agent’s rights in the Collateral and under this Agreement or any Ancillary Agreement, and/or (c) to enable the Agent to exercise all or any of the rights and powers herein granted or any Ancillary Agreement.  Companies shall take such steps and execute and deliver such powers of attorney, including, without limitation, Arizona Department of Transportation Motor Vehicle Division Power of Attorney (Form 48-1001), Assignments of Security Interest, assignments, and other documents all in form and substance satisfactory to Agent relating to the creation, validity, assignment or perfection of the security interests provided for herein, under the Uniform Commercial Code, or any other applicable certificate of title law or other laws of the State of Arizona or of another state or states as Agent may from time to time request.

15.

Representations, Warranties and Covenants of Lenders  Each Lender, severally and not jointly, hereby represents, warrants and covenants to each Company as follows:

(a)

Requisite Power and Authority.  Such Lender has all necessary power and authority under all applicable provisions of law to execute and deliver this Agreement and the Ancillary Agreements and to carry out their provisions.  All corporate action on such Lenders’ part required for the lawful execution and delivery of this Agreement and the Ancillary Agreements have been or will be effectively taken prior to the Closing Date.  Upon their execution and delivery, this Agreement and the Ancillary Agreements shall be valid and binding obligations of such Lender, enforceable in accordance with their terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors’ rights, and (b) as limited by general principles of equity that restrict the availability of equitable and legal remedies.

(b)

Investment Representations.  Such Lender understands that the Securities are being offered pursuant to an exemption from registration contained in the Securities Act based in part upon such Lenders’ representations contained in this Agreement, including, without limitation, that such Lender is an “accredited investor” within the meaning of Regulation D under the Securities Act.  Such Lender has received or has had full access to all the information it considers necessary or appropriate to make an informed investment decision with respect to the Closing Shares and the Notes to be issued to it under this Agreement and the Securities acquired by it upon the exercise of the Warrants.

(c)

Lender Bears Economic Risk.  Such Lender has substantial experience in evaluating and investing in private placement transactions of securities in companies similar to the Parent so that it is capable of evaluating the merits and risks of its investment in the Parent and has the capacity to protect its own interests.  Such Lender must bear the economic risk of this investment until the Securities are sold pursuant to (i) an effective registration statement under the Securities Act, or (ii) an exemption from registration is available.

(d)

Investment for Own Account.  The Securities are being issued to such Lender for its own account for investment only, and not as a nominee or agent and not with a view towards or for resale in connection with their distribution.

(e)

Lender Can Protect Its Interest.  Such Lender represents that by reason of its, or of its management’s, business and financial experience, such Lender has the capacity to evaluate the merits and risks of its investment in the Notes, and the Securities and to protect its own interests in connection with the transactions contemplated in this Agreement, and the Ancillary Agreements.  Further, such Lender is aware of no publication of any advertisement in connection with the transactions contemplated in the Agreement or the Ancillary Agreements.

(f)

Accredited Investor.  Such Lender represents that it is an accredited investor within the meaning of Regulation D under the Securities Act.

(g)

Shorting.  Neither such Lender nor any of its Affiliates or investment partners has, will, or will cause any Person, to directly engage in “short sales” of the Parent’s Common Stock as long as any amounts under the Notes shall remain outstanding.

(h)

Patriot Act.  Such Lender certifies that, to the best of such Lender’s knowledge, such Lender has not been designated, and is not owned or controlled, by a “suspected terrorist” as defined in Executive Order 13224.  Such Lender seeks to comply with all applicable laws concerning money laundering and related activities.  In furtherance of those efforts, such Lender hereby represents, warrants and covenants that:  (i) none of the cash or property that such Lender will use to make the Loans has been or shall be derived from, or related to, any activity that is deemed criminal under United States law; and (ii) no disbursement by such Lender to any Company to the extent within such Lender’s control, shall cause such Lender to be in violation of the United States Bank Secrecy Act, the United States International Money Laundering Control Act of 1986 or the United States International Money Laundering Abatement and Anti-Terrorist Financing Act of 2001.  Such Lender shall promptly notify the Company Agent if any of these representations ceases to be true and accurate regarding such Lender.  Such Lender agrees to provide the Companies any additional information regarding such Lender that the Companies deem necessary or convenient to ensure compliance with all applicable laws concerning money laundering and similar activities.  Such Lender understands and agrees that if at any time it is discovered that any of the foregoing representations are incorrect, or if otherwise required by applicable law or regulation related to money laundering similar activities, such Lender may undertake appropriate actions to ensure compliance with applicable law or regulation, including but not limited to segregation and/or redemption of such Lender’s investment in the Parent.  Such Lender further understands that the Parent may release information about such Lender and, if applicable, any underlying beneficial owners, to proper authorities if the Parent, in its sole discretion, determines that it is in the best interests of the Parent in light of relevant rules and regulations under the laws set forth in subsection (ii) above.

(i)

Limitation on Acquisition of Common Stock.  Notwithstanding anything to the contrary contained in this Agreement, any Ancillary Agreement, or any document, instrument or agreement entered into in connection with any other transaction entered into by and between such Lender and any Company (and/or Subsidiaries or Affiliates of any Company), such Lender (and/or Subsidiaries or Affiliates of such Lender) shall not acquire stock in the Parent (including, without limitation, pursuant to a contract to purchase, by exercising an option or warrant, by converting any other security or instrument, by acquiring or exercising any other right to acquire, shares of stock or other security convertible into shares of stock in the Parent, or otherwise, and such options, warrants, conversion or other rights shall not be exercisable) to the extent such stock acquisition would cause any interest (including any original issue discount) payable by any Company to a Non-U.S. Lender not to qualify as portfolio interest, within the meaning of Section 871(h)(2) or Section 881(c)(2) of the U.S. Internal Revenue Code of 1986, as amended (the “Code”) by reason of Section 871(h)(3) or Section 881(c)(3)(B) of the Code, as applicable, taking into account the constructive ownership rules under Section 871(h)(3)(C) of the Code (the “Stock Acquisition Limitation”).  The Stock Acquisition Limitation shall automatically become null and void with respect to each Lender, without any notice to any Company, upon the existence of an Event of Default at a time when the average closing price of the Common Stock as reported by Bloomberg, L.P. on the Principal Market for the immediately preceding five trading days is greater than or equal to 200% of the Exercise Price (as defined in the Warrants).

16.

Confidentiality  Each Lender covenants and agrees with the Company that such Lender will not disclose, and will not include in any public announcement, the name of the Company, unless expressly agreed to by the Company or unless and until such disclosure is required by law or applicable regulation, and then only to the extent of such requirement.  Notwithstanding the foregoing, (i) such Lender shall be permitted to discuss, distribute or otherwise transfer any non-public information of the Company and its Subsidiaries in such Lender’s possession now or in the future to (x) its employees, agents, counsel, professional consultants and accountants who, in each such case, have a specific need to know such information and (y) potential or actual (A) direct or indirect investors in such Lender and (B) any assignees or transferees of all or a portion of the Obligations, to the extent that such investor or assignee or transferee enters into a confidentiality agreement for such benefit of the Company in such form as may be necessary to addresses such Company’s Regulation FD requirements; (ii) such Lender (and each employee, representative, or other agent of such Lender) may disclose to any and all Persons, without limitation of any kind, the tax treatment and any facts that may be relevant to the tax structure of the transactions contemplated by this Agreement and the Ancillary Agreements and the agreements referred to therein; provided, however, that no Lender (and no employee, representative or other agent thereof) shall disclose pursuant to this clause (ii) any other information that is not relevant to understanding the tax treatment or tax structure of such transactions (including the identity of any party or any information that could lead another to determine the identity of any party); and (iii) the Agent or any Affiliate thereof shall be entitled to post on its website a summary of the transactions contemplated by this Agreement, including the names of one or more of the Companies and each of their Subsidiaries.

17.

Power of Attorney  Each Company hereby appoints the Agent, or any other Person whom the Agent may designate as such Company’s attorney, with power to:  (a)(i) execute any security related documentation on such Company’s behalf and to supply any omitted information and correct patent errors in any documents executed by such Company or on such Company’s behalf; (ii) to file financing statements and other evidence of Liens granted hereunder against such Company covering the Collateral (and, in connection with the filing of any such financing statements, describe the Collateral as “all assets and all personal property, whether now owned and/or hereafter acquired” (or any substantially similar variation thereof)); (iii) sign such Company’s name on any invoice, Vehicle Certificate or bill of lading relating to any Accounts, drafts against Account Debtors, schedules and assignments of Accounts, notices of assignment, financing statements and other evidence of the Agent’s Lien granted hereunder and other public records, verifications of Account and notices to or from Account Debtors; (iv) in the case of any Intellectual Property, the Agent may execute and deliver, and have recorded, any and all agreements, instruments, documents and papers as the Agent may request to evidence the Agent’s security interest in such Intellectual Property and the goodwill and general intangibles of such Grantor relating thereto or represented thereby; (v) to do all other things the Agent deems necessary to carry out the terms of Section 6 of this Security Agreement and (b) upon the occurrence and during the continuance of an Event of Default; (vi) endorse such Company’s name on any checks, notes, acceptances, money orders, drafts or other forms of payment or security that may come into the Agent’s possession; (vii) verify the validity, amount or any other matter relating to any Account by mail, telephone, telegraph or otherwise with Account Debtors; (viii) do all other things necessary to carry out this Agreement, any Ancillary Agreement and all related documents; and (ix) notify the post office authorities to change the address for delivery of such Company’s mail to an address designated by the Agent, and to receive, open and dispose of all mail addressed to such Company.  Each Company hereby ratifies and approves all acts of the attorney.  Neither the Agent, nor the attorney will be liable for any acts or omissions or for any error of judgment or mistake of fact or law, except for gross negligence or willful misconduct.  This power, being coupled with an interest, is irrevocable so long as the Agent has a security interest and until the Obligations have been fully satisfied.

18.

Term of Agreement  Each Lender’s agreement to make Loans and extend financial accommodations under and in accordance with the terms of this Agreement or any Ancillary Agreement shall continue in full force and effect until the expiration of the Term.  The Agent may, following the occurrence of an Event of Default, terminate this Agreement.  The termination of the Agreement shall not affect any of the Agent’s or any Lender’s rights hereunder or any Ancillary Agreement and the provisions hereof and thereof shall continue to be fully operative until all transactions entered into, rights or interests created and the Obligations have been irrevocably disposed of, concluded or liquidated.  Notwithstanding the foregoing, the Agent shall release its security interests at any time after thirty (30) days notice upon irrevocable payment to it of all Obligations if each Company shall have (i) provided the Agent and each Lender with an executed release of any and all claims which such Company may have or thereafter have under this Agreement and all Ancillary Agreements and (ii) paid to each Lender an early payment fee in an amount equal to its pro rata share of (1) five percent (5.0%) of the Capital Availability Amount if such payment occurs prior to the first anniversary of the Closing Date, and (2) four percent (4.0%) of the Capital Availability Amount if such termination occurs thereafter during the Term; such fee being intended to compensate each Lender for its costs and expenses incurred in initially approving this Agreement or extending same.  Such early payment fee shall be due and payable jointly and severally by the Companies to each Lender also upon termination by acceleration of this Agreement by the Lenders due to the occurrence and continuance of an Event of Default; provided that, in the event of termination by acceleration on account of the occurrence and continuance of an Event of Default, the lesser of (x) the applicable early payment fee and (y) the remainder of (I) the aggregate amount of the Default Payments (as defined in the Notes) less (II) the then outstanding principal balance of the Notes, shall be waived by the Lenders.

19.

Termination of Lien  The Liens and rights granted to the Agent hereunder and any Ancillary Agreements and the financing statements filed in connection herewith or therewith shall continue in full force and effect, notwithstanding the termination of this Agreement or the fact that any Company’s account may from time to time be temporarily in a zero or credit position, until all of the Obligations have been indefeasibly paid or performed in full and this Agreement has been terminated in accordance with the terms of this Agreement.  The Agent shall not be required to send termination statements or other evidence of the release of the Lien granted hereunder to any Company, or to file them with any filing office, unless and until this Agreement and the Ancillary Agreements shall have been terminated in accordance with their terms and all Obligations indefeasibly paid in full in immediately available funds.

20.

Events of Default  The occurrence of any of the following shall constitute an “Event of Default”:

(a)

failure to make payment of any of the Obligations when required hereunder, and, in any such case, such failure shall continue for a period of three (3) days following the date upon which any such payment was due;

(b)

failure by any Company or any of its Subsidiaries to pay any taxes when due unless such taxes are being contested in good faith by appropriate proceedings and with respect to which adequate reserves have been provided on such Company’s and/or such Subsidiary’s books;

(c)

failure to perform under, and/or committing any breach of, in any material respect, this Agreement or any covenant contained herein, which failure or breach shall continue without remedy for a period of fifteen (15) days after the occurrence thereof;

(d)

any representation, warranty or statement made by any Company or any of its Subsidiaries hereunder, in any Ancillary Agreement, any certificate, statement or document delivered pursuant to the terms hereof, or in connection with the transactions contemplated by this Agreement should prove to be false or misleading in any material respect on the date as of which made or deemed made;

(e)

the occurrence of any default (or similar term) in the observance or performance of any other agreement or condition relating to any indebtedness or contingent obligation of any Company or any of its Subsidiaries (including, without limitation, the indebtedness evidenced by the Subordinated Debt Documentation) beyond the period of grace (if any), the effect of which default is to cause, or permit the holder or holders of such indebtedness or beneficiary or beneficiaries of such contingent obligation to cause, such indebtedness to become due prior to its stated maturity or such contingent obligation to become payable;

(f)

attachments or levies in excess of $50,000 in the aggregate are made upon any Company’s assets or a judgment is rendered against any Company’s property involving a liability of more than $50,000 which shall not have been vacated, discharged, stayed or bonded within thirty (30) days from the entry thereof;

(g)

any change in any Company’s or any of its Subsidiary’s condition or affairs (financial or otherwise) which in the Agent’s reasonable, good faith opinion, could reasonably be expected to have a Material Adverse Effect;

(h)

any Lien created hereunder or under any Ancillary Agreement for any reason ceases to be or is not a valid and perfected Lien having a first priority interest, except as respects (i) Agent’s Lien on the real property located at 4555 North Jackson Street, Jacksonville, Texas 75766 and (ii) until the Sabes Payoff Date, Agent’s Lien on the assets of Parent and STEN Credit held by Sabes, in which case such Liens shall cease to be or are not valid and perfected Liens having a second priority interest;

(i)

any Company or any of its Subsidiaries shall (i) apply for, consent to or suffer to exist the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of all or a substantial part of its property, (ii) make a general assignment for the benefit of creditors, (iii) commence a voluntary case under the federal bankruptcy laws (as now or hereafter in effect), (iv) be adjudicated a bankrupt or insolvent, (v) file a petition seeking to take advantage of any other law providing for the relief of debtors, (vi) acquiesce to without challenge within ten (10) days of the filing thereof, or failure to have dismissed within thirty (30) days, any petition filed against it in any involuntary case under such bankruptcy laws, or (vii) take any action for the purpose of effecting any of the foregoing;

(j)

any Company or any of its Subsidiaries shall admit in writing its inability, or be generally unable, to pay its debts as they become due or cease operations of its present business;

(k)

any Company or any of its Subsidiaries directly or indirectly sells, assigns, transfers, conveys, or suffers or permits to occur any sale, assignment, transfer or conveyance of any assets of such Company or any interest therein, except as permitted herein;

(l)

any “Person” or “group” (as such terms are defined in Sections 13(d) and 14(d) of the Exchange Act, as in effect on the date hereof), other than a Lender, is or becomes the “beneficial owner” (as defined in Rules 13(d)-3 and 13(d)-5 under the Exchange Act), directly or indirectly, of 35% or more on a fully diluted basis of the then outstanding voting equity interest of the Parent (other than a “Person” or “group” that beneficially owns 35% or more of such outstanding voting equity interests of the Parent on the date hereof),  (ii) the Board of Directors of the Parent shall cease to consist of a majority of the Board of Directors of the Parent on the date hereof (or directors appointed by a majority of the board of directors in effect immediately prior to such appointment) or (iii) the Parent or any of its Subsidiaries merges or consolidates with, or sells all or substantially all of its assets to, any other person or entity;

(m)

the indictment or threatened indictment of any Company or any of its Subsidiaries or any executive officer of any Company or any of its Subsidiaries under any criminal statute, or commencement or threatened commencement of criminal or civil proceeding against any Company or any of its Subsidiaries or any executive officer of any Company or any of its Subsidiaries pursuant to which statute or proceeding penalties or remedies sought or available include forfeiture of any of the property of any Company or any of its Subsidiaries;

(n)

an Event of Default shall occur under and as defined in any Note or in any other Ancillary Agreement;

(o)

any Company or any of its Subsidiaries shall breach any term or provision of any Ancillary Agreement to which it is a party (including, without limitation, Section 7(e) of the Registration Rights Agreement), in any material respect which breach is not cured within any applicable cure or grace period provided in respect thereof (if any);

(p)

any Company or any of its Subsidiaries attempts to terminate, challenges the validity of, or its liability under this Agreement or any Ancillary Agreement, or any proceeding shall be brought to challenge the validity, binding effect of any Ancillary Agreement or any Ancillary Agreement ceases to be a valid, binding and enforceable obligation of such Company or any of its Subsidiaries (to the extent such Persons are a party thereto);

(q)

an SEC stop trade order or Principal Market trading suspension of the Common Stock shall be in effect for five (5) consecutive days or five (5) days during a period of ten (10) consecutive days, excluding in all cases a suspension of all trading on a Principal Market, provided that the Parent shall not have been able to cure such trading suspension within thirty (30) days of the notice thereof or list the Common Stock on another Principal Market within sixty (60) days of such notice;

(r)

the Parent’s failure to deliver Common Stock to any Lender pursuant to and in the form required by the Warrants and this Agreement, if such failure to deliver Common Stock shall not be cured within two (2) Business Days or any Company is required to issue a replacement Note to any Lender and such Company shall fail to deliver such replacement Note within seven (7) Business Days; and

(s)

any Company, or any of its Subsidiaries shall take or participate in any action which would be prohibited under the provisions of any Subordination Agreement or make any payment on the indebtedness evidenced by the Subordinated Debt Documentation to a Subordinated Lender that was not entitled to receive such payments under the applicable Subordination Agreement.

21.

Remedies  Following the occurrence of an Event of Default, the Agent shall have the right to demand repayment in full of all Obligations, whether or not otherwise due.  Until all Obligations have been fully and indefeasibly satisfied, the Agent shall retain its Lien in all Collateral.  The Agent shall have, in addition to all other rights provided herein and in each Ancillary Agreement, the rights and remedies of a secured party under the UCC, and under other applicable law, all other legal and equitable rights to which the Agent may be entitled, including the right to take immediate possession of the Collateral, to require each Company to assemble the Collateral, at Companies’ joint and several expense, and to make it available to the Agent at a place designated by the Agent which is reasonably convenient to both parties and to enter any of the premises of any Company or wherever the Collateral shall be located, with or without force or process of law, and to keep and store the same on said premises until sold (and if said premises be the property of any Company, such Company agrees not to charge the Agent or any Lender for storage thereof), and the right to apply for the appointment of a receiver for such Company’s property.  Further, the Agent may, at any time or times after the occurrence of an Event of Default, sell and deliver all Collateral held by or for the Agent at public or private sale for cash, upon credit or otherwise, at such prices and upon such terms as the Agent, in its sole discretion, deems advisable or the Agent may otherwise recover upon the Collateral in any commercially reasonable manner as the Agent, in its sole discretion, deems advisable.  The requirement of reasonable notice shall be met if such notice is mailed postage prepaid to Company Agent at Company Agent’s address as shown in the Agent’s records, at least ten (10) days before the time of the event of which notice is being given.  The Agent may be the purchaser at any sale, if it is public.  In connection with the exercise of the foregoing remedies, and not without limitation of any remedies with respect to Intellectual Property Collateral, the Agent may exercise the rights and license granted under Section 12(j) hereof.  The proceeds of sale shall be applied first to all costs and expenses of sale, including attorneys’ fees, and second to the payment (in whatever order the Agent elects) of all Obligations.  After the indefeasible payment and satisfaction in full of all of the Obligations, and after the payment by the Agent of any other amount required by any provision of law, including Section 9-608(a)(1) of the UCC (but only after the Agent has received what the Agent considers reasonable proof of a subordinate party’s security interest), the surplus, if any, shall be paid to Company Agent (for the benefit of the applicable Companies) or its representatives or to whosoever may be lawfully entitled to receive the same, or as a court of competent jurisdiction may direct.  The Companies shall remain jointly and severally liable to the Creditor Parties for any deficiency.  Each Company and the Creditor Parties acknowledge that the actual damages that would be incurred by the Lenders after the occurrence of an Event of Default would be difficult to quantify and that such Company and the Creditor Parties have agreed that the fees and obligations set forth in this Section and in this Agreement would constitute fair and appropriate liquidated damages in the event of any such termination.  The parties hereto each hereby agree that the exercise by any party hereto of any right granted to it or the exercise by any party hereto of any remedy available to it (including, without limitation, the issuance of a notice of redemption, a borrowing request and/or a notice of default), in each case, hereunder or under any Ancillary Agreement shall not constitute confidential information and no party shall have any duty to the other party to maintain such information as confidential.

22.

Waivers  To the full extent permitted by applicable law, each Company hereby waives (a) presentment, demand and protest, and notice of presentment, dishonor, intent to accelerate, acceleration, protest, default, nonpayment, maturity, release, compromise, settlement, extension or renewal of any or all of this Agreement and the Ancillary Agreements or any other notes, commercial paper, Accounts, contracts, Documents, Instruments, Chattel Paper and guaranties at any time held by the Agent on which such Company may in any way be liable, and hereby ratifies and confirms whatever the Agent may do in this regard; (b) all rights to notice and a hearing prior to the Agent’s taking possession or control of, or to the Agent’s replevy, attachment or levy upon, any Collateral or any bond or security that might be required by any court prior to allowing the Agent to exercise any of its remedies; and (c) the benefit of all valuation, appraisal and exemption laws.  Each Company acknowledges that it has been advised by counsel of its choices and decisions with respect to this Agreement, the Ancillary Agreements and the transactions evidenced hereby and thereby.

23.

Expenses  The Companies shall jointly and severally pay all of the Agent’s out-of-pocket costs and expenses, including reasonable fees and disbursements of in-house or outside counsel and appraisers, in connection with (x) the preparation, execution and delivery of this Agreement and the Ancillary Agreements, and (y) in connection with the prosecution or defense of any action, contest, dispute, suit or proceeding concerning any matter in any way arising out of, related to or connected with this Agreement or any Ancillary Agreement.  The Companies shall also jointly and severally pay all of the Agent’s reasonable fees, charges, out-of-pocket costs and expenses, including fees and disbursements of counsel, collateral auditors and appraisers, in connection with (a) the preparation, execution and delivery of any waiver, any amendment thereto or consent proposed or executed in connection with the transactions contemplated by this Agreement or the Ancillary Agreements, (b) the Agent’s obtaining performance of the Obligations under this Agreement and any Ancillary Agreements, including, but not limited to, the enforcement or defense of the Agent’s security interests, assignments of rights and Liens hereunder as valid perfected security interests, (c) any attempt to inspect, verify, protect, collect, sell, liquidate or otherwise dispose of any Collateral, (d) any appraisals or re appraisals of any property (real or personal) pledged to the Agent by any Company or any of its Subsidiaries as Collateral for, or any other Person as security for, the Obligations hereunder and (e) any consultations in connection with any of the foregoing.  The Companies shall also jointly and severally pay each Creditor Party the customary bank charges for any bank services (including wire transfers) performed or caused to be performed by it for any Company or any of its Subsidiaries at any Company’s or such Subsidiary’s request or in connection with any Company’s loan account with such Creditor Party.  All such costs and expenses together with all filing, recording and search fees, taxes and interest payable by the Companies to the Creditor Parties shall be payable on demand and shall be secured by the Collateral.  If any tax by any Governmental Authority is or may be imposed on or as a result of any transaction between any Company and/or any Subsidiary thereof, on the one hand, and Creditor Party on the other hand, which such Creditor Party is or may be required to withhold or pay (including, without limitation, as a result of a breach by any Company or any of its Subsidiaries of Section 13(t) herein), the Companies hereby jointly and severally indemnify and hold such Creditor Party harmless in respect of such taxes, and the Companies will repay to such Creditor Party the amount of any such taxes which shall be charged to the Companies’ account; and until the Companies shall furnish such Creditor Party with indemnity therefor (or supply such Creditor Party with evidence satisfactory to it that due provision for the payment thereof has been made), such Creditor Party may hold without interest any balance standing to each Company’s credit and the Agent shall retain its Liens in any and all Collateral.

24.

Assignment; Register

(a)

Each Lender may assign any or all of the Obligations to any Person and, subject to acceptance and recordation thereof by the Agent pursuant to Section 24(b) and receipt by the Agent of a copy of the agreement or instrument pursuant to which such assignment is made (each such agreement or instrument, an “Assignment Agreement”), any such assignee shall succeed to all of the Lenders’ rights with respect thereto; provided that no Lender shall be permitted to effect any such assignment to a competitor of any Company unless an Event of Default has occurred and is continuing.  Each Lender may from time to time sell or otherwise grant participations in any of the Obligations and the holder of any such participation shall, subject to the terms of any agreement between such Lender and such holder, be entitled to the same benefits as such Lender with respect to any security for the Obligations in which such holder is a participant.  Each Company agrees that each such holder may exercise any and all rights of banker’s lien, set-off and counterclaim with respect to its participation in the Obligations as fully as though such Company were directly indebted to such holder in the amount of such participation.  No Company may assign any of its rights or obligations hereunder without the prior written consent of the Agent.  All of the terms, conditions, promises, covenants, provisions and warranties of this Agreement shall inure to the benefit of each of the undersigned, and shall bind the representatives, successors and permitted assigns of each Company.

(b)

The Agent shall maintain, or cause to be maintained, for this purpose only as agent for each Company, (i) a copy of each Assignment Agreement delivered to it and (ii) a book entry system, within the meaning of U.S. Treasury Regulation Sections 5f.103-1(c) and 1.871-14(c) (the “Register”), in which it will register the name and address of each Lender and the name and address of each assignee of each Lender under this Agreement, and the principal amount of, and stated interest on, the Loans owing to each such Lender and assignee pursuant to the terms hereof and each Assignment Agreement.  The right, title and interest of the Lenders and their assignees in and to such Loans shall be transferable only upon notation of such transfer in the Register, and no assignment thereof shall be effective until recorded therein.  The Companies and each Creditor Party shall treat each Person whose name is recorded in the Register as a Lender pursuant to the terms hereof as a Lender and owner of an interest in the Obligations hereunder for all purposes of this Agreement, notwithstanding notice to the contrary or any notation of ownership or other writing or any Note.  The Register shall be available for inspection by any Company or Lender, at any reasonable time and from time to time, upon reasonable prior notice.

25.

No Waiver; Cumulative Remedies  Failure by any Creditor Party to exercise any right, remedy or option under this Agreement, any Ancillary Agreement or any supplement hereto or thereto or any other agreement between or among any Company and such Creditor Party in exercising the same, will not operate as a waiver; no waiver by any Creditor Party will be effective unless it is in writing and then only to the extent specifically stated.  The Creditor Parties’ rights and remedies under this Agreement and the Ancillary Agreements will be cumulative and not exclusive of any other right or remedy which any of the Creditor Parties may have.

26.

Application of Payments  Each Company irrevocably waives the right to direct the application of any and all payments at any time or times hereafter received by the Agent from or on such Company’s behalf and each Company hereby irrevocably agrees that the Agent shall have the continuing exclusive right to apply and reapply any and all payments received at any time or times hereafter against the Obligations hereunder in such manner as the Agent may deem advisable notwithstanding any entry by the Agent upon any of the Agent’s books and records.

27.

Indemnity  Each Company hereby jointly and severally indemnifies and holds each Creditor Party, and its respective affiliates, employees, attorneys and agents (each, an “Indemnified Person”), harmless from and against any and all suits, actions, proceedings, claims, damages, losses, liabilities and expenses of any kind or nature whatsoever (including attorneys’ fees and disbursements and other costs of investigation or defense, including those incurred upon any appeal) which may be instituted or asserted against or incurred by any such Indemnified Person as the result of credit having been extended, suspended or terminated under this Agreement or any of the Ancillary Agreements or with respect to the execution, delivery, enforcement, performance and administration of, or in any other way arising out of or relating to, this Agreement, the Ancillary Agreements or any other documents or transactions contemplated by or referred to herein or therein and any actions or failures to act with respect to any of the foregoing, including any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by any Company or any of its Subsidiaries or any liability under Environmental Law related in any way to the Company or any Subsidiary, except to the extent that any such indemnified liability is finally determined by a court of competent jurisdiction to have resulted solely from such Indemnified Person’s gross negligence or willful misconduct.  NO INDEMNIFIED PERSON SHALL BE RESPONSIBLE OR LIABLE TO ANY COMPANY OR TO ANY OTHER PARTY OR TO ANY SUCCESSOR, ASSIGNEE OR THIRD PARTY BENEFICIARY OR ANY OTHER PERSON ASSERTING CLAIMS DERIVATIVELY THROUGH SUCH PARTY, FOR INDIRECT, PUNITIVE, EXEMPLARY OR CONSEQUENTIAL DAMAGES WHICH MAY BE ALLEGED AS A RESULT OF CREDIT HAVING BEEN EXTENDED, SUSPENDED OR TERMINATED UNDER THIS AGREEMENT OR ANY ANCILLARY AGREEMENT OR AS A RESULT OF ANY OTHER TRANSACTION CONTEMPLATED HEREUNDER OR THEREUNDER.

28.

Revival  The Companies further agree that to the extent any Company makes a payment or payments to any Creditor Party, which payment or payments or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy act, state or federal law, common law or equitable cause, then, to the extent of such payment or repayment, the obligation or part thereof intended to be satisfied shall be revived and continued in full force and effect as if said payment had not been made.

29.

Borrowing Agency Provisions

(a)

Each Company hereby irrevocably designates Company Agent to be its attorney and agent and in such capacity to borrow, sign and endorse notes, and execute and deliver all instruments, documents, writings and further assurances now or hereafter required hereunder, on behalf of such Company, and hereby authorizes the Agent to pay over or credit all loan proceeds hereunder in accordance with the request of Company Agent.

(b)

The handling of this credit facility as a co-borrowing facility with a borrowing agent in the manner set forth in this Agreement is solely as an accommodation to the Companies and at their request.  The Agent shall not incur any liability to any Company as a result thereof.  To induce the Agent to do so and in consideration thereof, each Company hereby indemnifies the Agent and holds the Agent harmless from and against any and all liabilities, expenses, losses, damages and claims of damage or injury asserted against the Agent by any Person arising from or incurred by reason of the handling of the financing arrangements of the Companies as provided herein, reliance by the Agent on any request or instruction from Company Agent or any other action taken by the Agent with respect to this Paragraph 29.

(c)

All Obligations shall be joint and several, and the Companies shall make payment upon the maturity of the Obligations by acceleration or otherwise, and such obligation and liability on the part of the Companies shall in no way be affected by any extensions, renewals and forbearance granted by the Agent to any Company, failure of the Agent to give any Company notice of borrowing or any other notice, any failure of the Agent to pursue to preserve its rights against any Company, the release by the Agent of any Collateral now or thereafter acquired from any Company, and such agreement by any Company to pay upon any notice issued pursuant thereto is unconditional and unaffected by prior recourse by the Agent to any Company or any Collateral for such Company’s Obligations or the lack thereof.

(d)

Each Company expressly waives any and all rights of subrogation, reimbursement, indemnity, exoneration, contribution or any other claim which such Company may now or hereafter have against the other or other Person directly or contingently liable for the Obligations, or against or with respect to any other’s property (including, without limitation, any property which is Collateral for the Obligations), arising from the existence or performance of this Agreement, until all Obligations have been indefeasibly paid in full and this Agreement has been irrevocably terminated.

(e)

Each Company represents and warrants to the Agent that (i) Companies have one or more common shareholders, directors and officers, (ii) the businesses and corporate activities of Companies are closely related to, and substantially benefit, the business and corporate activities of Companies, (iii) the financial and other operations of Companies are performed on a combined basis as if Companies constituted a consolidated corporate group, (iv) Companies will receive a substantial economic benefit from entering into this Agreement and will receive a substantial economic benefit from the application of each Loan hereunder, in each case, whether or not such amount is used directly by any Company and (v) all requests for Loans hereunder by the Company Agent are for the exclusive and indivisible benefit of the Companies as though, for purposes of this Agreement, the Companies constituted a single entity.

30.

Notices  Any notice or request hereunder may be given to any Company, Company Agent or the Agent at the respective addresses set forth below (or, in the case of any notice to any other Creditor Party, at the address set forth opposite its name on the signature pages hereto) or as may hereafter be specified in a notice designated as a change of address under this Section.  Any notice or request hereunder shall be given by registered or certified mail, return receipt requested, hand delivery, overnight mail or telecopy (confirmed by mail).  Notices and requests shall be, in the case of those by hand delivery, deemed to have been given when delivered to any officer of the party to whom it is addressed, in the case of those by mail or overnight mail, deemed to have been given three (3) Business Days after the date when deposited in the mail or with the overnight mail carrier, and, in the case of a telecopy, when confirmed.

Notices shall be provided as follows:

If to the Agent:	LV Administrative Services, Inc. 335 Madison Avenue, 10th Fl. New York, New York 10017Attention: Portfolio Services Telephone:(212) 541-5800 Telecopier:(212) 581-5037
With a copy to:	Loeb & Loeb LLP 10273 Wayzata Blvd., Suite 310 Minnetonka, Minnesota 55305 Attention: Scott J. Giordano, Esq. Telephone: (212) 407-4000 Telecopier: (212) 407-4990
If to any Company, or Company Agent:	c/o STEN Corporation 10273 Wayzata Blvd., Suite 310 Minnetonka, Minnesota 55305 Attention: Kenneth W. Brimmer Telephone: (952) 545-2776 Facsimile: (952) 546-2795
With a copy to:	Lindquist & Vennum PLLP 4200 IDS Center 80 South Street Minneapolis, Minnesota 55402 Attention: April Hamlin Telephone: (612) 371-3522 Facsimile: (612) 371-3207

or such other address as may be designated in writing hereafter in accordance with this Section 29 by such Person.

31.

Governing Law, Jurisdiction and Waiver of Jury Trial

(a)

THIS AGREEMENT AND THE ANCILLARY AGREEMENTS SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

(b)

EACH COMPANY HEREBY CONSENTS AND AGREES THAT THE STATE OR FEDERAL COURTS LOCATED IN THE COUNTY OF NEW YORK, STATE OF NEW YORK SHALL HAVE EXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN ANY COMPANY, ON THE ONE HAND, AND ANY CREDITOR PARTY, ON THE OTHER HAND, PERTAINING TO THIS AGREEMENT OR ANY OF THE ANCILLARY AGREEMENTS OR TO ANY MATTER ARISING OUT OF OR RELATED TO THIS AGREEMENT OR ANY OF THE ANCILLARY AGREEMENTS; PROVIDED, THAT EACH CREDITOR PARTY AND EACH COMPANY ACKNOWLEDGE THAT ANY APPEALS FROM THOSE COURTS MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE OF THE COUNTY OF NEW YORK, STATE OF NEW YORK; AND FURTHER PROVIDED, THAT NOTHING IN THIS AGREEMENT SHALL BE DEEMED OR OPERATE TO PRECLUDE ANY CREDITOR PARTY FROM BRINGING SUIT OR TAKING OTHER LEGAL ACTION IN ANY OTHER JURISDICTION TO COLLECT THE OBLIGATIONS, TO REALIZE ON THE COLLATERAL OR ANY OTHER SECURITY FOR THE OBLIGATIONS, OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER IN FAVOR OF ANY CREDITOR PARTY.  EACH COMPANY EXPRESSLY SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR SUIT COMMENCED IN ANY SUCH COURT, AND EACH COMPANY HEREBY WAIVES ANY OBJECTION THAT IT MAY HAVE BASED UPON LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NON CONVENIENS.  EACH COMPANY HEREBY WAIVES PERSONAL SERVICE OF THE SUMMONS, COMPLAINT AND OTHER PROCESS ISSUED IN ANY SUCH ACTION OR SUIT AND AGREES THAT SERVICE OF SUCH SUMMONS, COMPLAINT AND OTHER PROCESS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO COMPANY AGENT AT THE ADDRESS SET FORTH IN SECTION 30 AND THAT SERVICE SO MADE SHALL BE DEEMED COMPLETED UPON THE EARLIER OF COMPANY AGENT’S ACTUAL RECEIPT THEREOF OR THREE (3) DAYS AFTER DEPOSIT IN THE U.S. MAILS, PROPER POSTAGE PREPAID.

(c)

THE PARTIES DESIRE THAT THEIR DISPUTES BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS.  THEREFORE, TO ACHIEVE THE BEST COMBINATION OF THE BENEFITS OF THE JUDICIAL SYSTEM AND OF ARBITRATION, THE PARTIES HERETO WAIVE ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, SUIT, OR PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE, WHETHER ARISING IN CONTRACT, TORT, OR OTHERWISE BETWEEN ANY CREDITOR PARTY, AND/OR ANY COMPANY ARISING OUT OF, CONNECTED WITH, RELATED OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED BETWEEN THEM IN CONNECTION WITH THIS AGREEMENT, ANY ANCILLARY AGREEMENT OR THE TRANSACTIONS RELATED HERETO OR THERETO.

32.

Limitation of Liability  Each Company acknowledges and understands that in order to assure repayment of the Obligations hereunder the Creditor Parties may be required to exercise any and all of the Creditor Parties’ rights and remedies hereunder and agrees that, except as limited by applicable law, neither the Creditor Parties nor any of their respective agents shall be liable for acts taken or omissions made in connection herewith or therewith except for actual bad faith.

33.

Entire Understanding; Maximum Interest  This Agreement and the Ancillary Agreements contain the entire understanding among each Company, the Lenders and the Agent as to the subject matter hereof and thereof and any promises, representations, warranties or guarantees not herein contained shall have no force and effect unless in writing, signed by each Company’s and the Agent.  Neither this Agreement, the Ancillary Agreements, nor any portion or provisions thereof may be changed, modified, amended, waived, supplemented, discharged, cancelled or terminated orally or by any course of dealing, or in any manner other than by an agreement in writing, signed by the party to be charged.  Nothing contained in this Agreement, any Ancillary Agreement or in any document referred to herein or delivered in connection herewith shall be deemed to establish or require the payment of a rate of interest or other charges in excess of the maximum rate permitted by applicable law.  In the event that the rate of interest or dividends required to be paid or other charges hereunder exceed the maximum rate permitted by such law, any payments in excess of such maximum shall be credited against amounts owed by the Companies to the Creditor Parties and thus refunded to the Companies.

34.

Severability  Wherever possible each provision of this Agreement or the Ancillary Agreements shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement or the Ancillary Agreements shall be prohibited by or invalid under applicable law such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions thereof.

35.

Survival  The representations, warranties, covenants and agreements made herein shall survive any investigation made by any Creditor Party and the closing of the transactions contemplated hereby to the extent provided therein.  All statements as to factual matters contained in any certificate or other instrument delivered by or on behalf of the Companies pursuant hereto in connection with the transactions contemplated hereby shall be deemed to be representations and warranties by the Companies hereunder solely as of the date of such certificate or instrument.  All indemnities set forth herein shall survive the execution, delivery and termination of this Agreement and the Ancillary Agreements and the making and repaying of the Obligations.

36.

Captions.  All captions are and shall be without substantive meaning or content of any kind whatsoever.

37.

Counterparts; Telecopier Signatures.  This Agreement may be executed in one or more counterparts, each of which shall constitute an original and all of which taken together shall constitute one and the same agreement.  Any signature delivered by a party via telecopier transmission or electronic transmission shall be deemed to be any original signature hereto.

38.

Construction.  The parties acknowledge that each party and its counsel have reviewed this Agreement and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any amendments, schedules or exhibits thereto.

39.

Publicity.  Each Company hereby authorizes each Creditor Party to make appropriate announcements of the financial arrangement entered into by and among each Company and each Creditor Party, including, without limitation, announcements which are commonly known as tombstones, in such publications and to such selected parties as the Agent shall in its sole and absolute discretion deem appropriate, or as required by applicable law.

40.

Joinder.  It is understood and agreed that any Person that desires to become a Company hereunder, or is required to execute a counterpart of this Agreement after the date hereof pursuant to the requirements of this Agreement or any Ancillary Agreement, shall become a Company hereunder by (a) executing a Joinder Agreement in form and substance satisfactory to the Agent, (b) delivering supplements to such exhibits and annexes to this Agreement and the Ancillary Agreements as the Agent shall reasonably request and (c) taking all actions as specified in this Agreement as would have been taken by such Company had it been an original party to this Agreement, in each case with all documents required above to be delivered to the Agent and with all documents and actions required above to be taken to the reasonable satisfaction of the Agent.

41.

Legends.  The Securities shall bear legends as follows;

(a)

The Notes shall bear substantially the following legend:

“THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE, STATE SECURITIES LAWS.  THIS NOTE MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THIS NOTE UNDER SAID ACT AND APPLICABLE STATE SECURITIES LAWS OR AN EXEMPTION FROM SUCH REGISTRATION.  THIS NOTE IS REGISTERED WITH THE COMPANY AGENT PURSUANT TO SECTION 24(B) OF THE SECURITY AGREEMENT.  TRANSFER OF ALL OR ANY PORTION OF THIS NOTE IS PERMITTED SUBJECT TO THE PROVISIONS SET FORTH IN SUCH SECTION 24(B) WHICH REQUIRE, AMONG OTHER THINGS, THAT NO TRANSFER IS EFFECTIVE UNTIL THE TRANSFEREE IS REFLECTED AS SUCH ON THE REGISTRY MAINTAINED WITH THE AGENT PURSUANT TO SUCH SECTION 24(B).”

(b)

Any shares of Common Stock issued pursuant to exercise of the Warrants, shall bear a legend which shall be in substantially the following form until such shares are covered by an effective registration statement filed with the SEC:

“THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE, STATE SECURITIES LAWS.  THESE SHARES MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS OR AN EXEMPTION FROM SUCH REGISTRATION.”

(c)

The Warrants shall bear substantially the following legend:

“THIS WARRANT AND THE COMMON SHARES ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAWS.  THIS WARRANT AND THE COMMON SHARES ISSUABLE UPON EXERCISE OF THIS WARRANT MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THIS WARRANT OR THE UNDERLYING SHARES OF COMMON STOCK UNDER SAID ACT AND APPLICABLE STATE SECURITIES LAWS OR AN EXEMPTION FROM SUCH REGISTRATION.”

(d)

The Closing Shares shall bear a legend which shall be in substantially the following form until such shares are covered by an effective registration statement filed with the SEC:

“THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE, STATE SECURITIES LAWS.  THESE SHARES MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS OR AN EXEMPTION FROM SUCH REGISTRATION.”

42.

Agency.  Each Lender has pursuant to an Administrative and Collateral Agency Agreement hereby designated and appointed the Agent as the administrative and collateral agent of such Lender under this Agreement and the Ancillary Agreements.

[Balance of page intentionally left blank; signature page follows.]

IN WITNESS WHEREOF, the parties have executed this SECURITY AGREEMENT as of the date first written above.

STEN CORPORATION, as Parent and a Company
By: /s/ Kenneth W. Brimmer Name: Kenneth W. Brimmer Title: Chief Executive Officer
STEN CREDIT CORPORATION, as a Borrower and a Company
By:/s/ Kenneth W. Brimmer Name: Kenneth W. Brimmer Title: Chief Executive Officer
STENCOR, INC., as a Borrower and a Company
By:/s/ Kenneth W. Brimmer Name: Kenneth W. Brimmer Title: Chief Executive Officer
EASYDRIVE CARS AND CREDIT CORPORATION, as a Borrower and a Company
By:/s/ Kenneth W. Brimmer Name: Kenneth W. Brimmer Title: Chief Executive Officer
BTAC PROPERTIES, INC., as a Company
By:/s/ Kenneth W. Brimmer Name: Kenneth W. Brimmer Title: Chief Executive Officer

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STEN FINANCIAL CORPORATION, as a Company
By:/s/ Kenneth W. Brimmer Name: Kenneth W. Brimmer Title: Chief Executive Officer
ALLIANCE ADVANCE, INC., as a Company
By:/s/ Kenneth W. Brinmer Name: Kenneth W. Brimmer Title: Chief Executive Officer
BURGER TIME ACQUISITION CORPORATION, as a Company
By:/s/ Kenneth W. Brimmer Name: Kenneth W. Brimmer Title: Chief Executive Officer
STEN ACQUISITION CORPORATION, as a Company
By:/s/ Kenneth W. Brimmer Name: Kenneth W. Brimmer Title: Chief Executive Officer

[SIGNATURES CONTINUED ON NEXT PAGE]

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LV ADMINISTRATIVE SERVICES, INC., as Agent
By:/s/ Patrick Regan Name:Patrick Regan Title:Authorized Signatory
VALENS U.S. SPV I, LLC
By: Valens Capital Management, LLC, its investment manager
By:/s/ Patrick Regan Name: Patrick Regan Title:Authorized Signatory

Annex A - Definitions

“Account Debtor” means any Person who is or may be obligated with respect to, or on account of, an Account.

“Accountants” has the meaning given to such term in Section 11(a).

“Account Documents” means, collectively, the Dealer Auto Financing Documents, the Easydrive Auto Financing Documents and the Floor Plan Financing Documents.

“Accounts” means all “accounts”, as such term is defined in the UCC, now owned or hereafter acquired by any Person, including:  (a) all accounts receivable, other receivables, book debts and other forms of obligations (other than forms of obligations evidenced by Chattel Paper or Instruments) (including any such obligations that may be characterized as an account or contract right under the UCC); (b) all of such Person’s rights in, to and under all purchase orders or receipts for goods or services; (c) all of such Person’s rights to any goods represented by any of the foregoing (including unpaid sellers’ rights of rescission, replevin, reclamation and stoppage in transit and rights to returned, reclaimed or repossessed goods); (d) all rights to payment due to such Person for Goods or other property sold, leased, licensed, assigned or otherwise disposed of, for a policy of insurance issued or to be issued, for a secondary obligation incurred or to be incurred, for energy provided or to be provided, for the use or hire of a vessel under a charter or other contract, arising out of the use of a credit card or charge card, or for services rendered or to be rendered by such Person or in connection with any other transaction (whether or not yet earned by performance on the part of such Person); and (e) all collateral security of any kind given by any Account Debtor or any other Person with respect to any of the foregoing.

“Accounts Availability” means the sum of (a) seventy-five percent (75%) of the net face amount of Eligible Auto Loan Accounts, plus (b) seventy-five percent (75%) of the net face amount of Eligible Dealer Auto Loan Accounts, plus (c) seventy-five percent (75%) of the net face amount of Eligible Floor Planning Accounts, plus (d) seventy-five percent (75%) of the net face amount of Eligible Manufacturing Accounts.

“Administrative and Collateral Agency Agreement” means the Administrative and Collateral Agency Agreement among the Agent, the Lenders and such other parties thereto from time to time, as amended, modified, supplemented and restated from time to time.

“Advanced GPS” means GPS which has the ability to disable the automobile in which it is placed.

“Affiliate” means, with respect to any Person, (a) any other Person (other than a Subsidiary) which, directly or indirectly, is in control of, is controlled by, or is under common control with such Person, (b) any other Person that, directly or indirectly, owns or controls, whether beneficially, or as trustee, guardian or other fiduciary, 10% or more of the Equity Interests having ordinary voting power in the election of directors of such Person, (c) any other Person who is a director, officer, joint venturer or partner (i) of such Person, (ii) of any Subsidiary of such Person or (iii) of any Person described in clause (a) above or (d) in the case of the Companies, the immediate family members, spouses and lineal descendants of individuals who are Affiliates of such Companies.  For the purposes of this definition, control of a Person shall mean the power (direct or indirect) to direct or cause the direction of the management and policies of such Person whether by contract or otherwise; provided however, that the term “Affiliate” shall specifically exclude any Creditor Party.

“Ancillary Agreements” means the Notes, the Warrants, the Registration Rights Agreements, the Subordination Agreements, the Custodial Agreement, each Security Document and all other agreements, instruments, documents, mortgages, pledges, powers of attorney, consents, assignments, contracts, notices, security agreements, trust agreements and guarantees whether heretofore, concurrently, or hereafter executed by or on behalf of any Company, any of its Subsidiaries or any other Person or delivered to any of the Creditor Parties, relating to this Agreement or to the transactions contemplated by this Agreement or otherwise relating to the relationship between or among any Company and any Creditor Party, as each of the same may be amended, supplemented, restated or otherwise modified from time to time.

“Assignment Agreement” has the meaning given such term in Section 24(a).

“Balance Sheet Date” has the meaning given such term in Section 12(f)(ii).

“Books and Records” means all books, records, board minutes, contracts, licenses, insurance policies, environmental audits, business plans, files, computer files, computer discs and other data and software storage and media devices, accounting books and records, financial statements (actual and pro forma), filings with Governmental Authorities and any and all records and instruments relating to the Collateral or otherwise necessary or helpful in the collection thereof or the realization thereupon.

“Borrowers” means, collectively, STEN Credit, Stencor and Easydrive, and “Borrower” means each, individually.

“Business Day” means a day on which the Creditor Parties are open for business and that is not a Saturday, a Sunday or other day on which banks are required or permitted to be closed in the State of New York.

“Capital Availability Amount” means $5,500,000.

“Charter” has the meaning given such term in Section 12(c)(iv).

“Chattel Paper” means all “chattel paper,” as such term is defined in the UCC, including electronic chattel paper, now owned or hereafter acquired by any Person.

“Chattel Paper Assignment” means a Chattel Paper Assignment, in form and substance satisfactory to Agent, by STEN Credit in favor of Agent assigning all of STEN Credit’s right, title and interest in and to (a) each Account Document, and (b) the underlying motor vehicle sold by each such Dealer or Easydrive in connection with such Account Document.

“Closing Date” means the date on which any Company shall first receive proceeds of the initial Loans or the date hereof, if no Loan is made under the facility on the date hereof.

“Closing Shares” means the 227,794 shares of Common Stock of Parent issued to Lenders pursuant to Section 2(b).

“Code” has the meaning given such term in Section 15(i).

“Collateral” means all of each Company’s property and assets, whether real or personal, tangible or intangible, and whether now owned or hereafter acquired, or in which it now has or at any time in the future may acquire any right, title or interests including all of the following property in which it now has or at any time in the future may acquire any right, title or interest:

(a)

all Inventory;

(b)

all Equipment;

(c)

all Fixtures;

(d)

all Goods;

(e)

all General Intangibles;

(f)

all Accounts;

(g)

all Deposit Accounts, other bank accounts and all funds on deposit therein;

(h)

all Investment Property;

(i)

all Equity Interests;

(j)

all Chattel Paper;

(k)

all Letter-of-Credit Rights;

(l)

all Instruments;

(m)

all Commercial Tort Claims, including without limitation the claims set forth on Schedule 1(A);

(n)

all Books and Records;

(o)

all Intellectual Property;

(p)

all Documents;

(q)

all Supporting Obligations including letters of credit and guarantees issued in support of Accounts, Chattel Paper, General Intangibles and Investment Property;

(r)

(i) all money, cash and cash equivalents and (ii) all cash held as cash collateral, all other cash or property at any time on deposit with or held by the Agent for the account of any Company (whether for safekeeping, custody, pledge, transmission or otherwise); and

(s)

all products and Proceeds of all or any of the foregoing, tort claims and all claims and other rights to payment including (i) insurance claims against third parties for loss of, damage to, or destruction of, the foregoing Collateral and (ii) payments due or to become due under leases, licenses,  rentals and hires of any or all of the foregoing and Proceeds payable under, or unearned premiums with respect to policies of insurance in whatever form.  Notwithstanding the foregoing, “Collateral” shall not include the eight (8) parcels of real property owned by BTAC Properties, Inc. in respect of  the Burger Time Restaurant business previously conducted by Companies.

“Commercial Tort Claims” means all “commercial tort claims”, as such term is defined in the UCC, now owned or hereafter acquired by any Person.

“Commitment Annex” means Annex B to this Agreement.

“Common Stock” means the shares of stock representing the Parent’s common equity interests.

“Company Agent” means Parent.

“Compliance Certificate” means a certificate substantially in the form of Exhibit C.

“Consolidated” means, with respect to any Person, the accounts of such Person and its Subsidiaries consolidated in accordance with GAAP.

“Contract Rate” has the meaning given such term in the Secured Revolving Notes.

“Contractual Obligation” means, with respect to any Person, any provision of any indenture, mortgage, deed of trust, contract, undertaking, agreement or other instrument to which such Person is a party or by which it or any of its property is bound or to which any of its property is subject.

“Custodial Agreement” means that certain Custodial Agreement dated as of the date hereof among Agent, Parent and Wells Fargo Bank, National Association, as the same now exists or shall hereafter be amended, supplemented or modified from time to time in accordance with the terms thereof.

“Custodian” means Wells Fargo Bank, National Association and its permitted successors and assigns.

“Dealer” means a Person (other than a Company), (a) engaged in the business of the retail sales of motor vehicles in the State of Arizona, (b) that is fully-licensed and in good standing as required by the State of Arizona, and (c) that has entered into a Dealer Financing Agreement.

“Dealer Auto Financing Documents” means, collectively, each of the following original, duly executed documents entered into by STEN Credit at any time and from time to time: (a) Dealer Financing Agreement, (b) Motor Vehicle Contract and Security Agreement between STEN Credit and an Account Debtor, or any other Chattel Paper evidencing the debt owing from such Account Debtor to STEN Credit, (c) Buyer’s Order/Purchase Order of such Account Debtor, (d) fully completed original credit application of such Account Debtor and (e) such other of STEN Credit’s financing documentation in respect of a sale of a motor vehicle by such Dealer as Agent shall at any time and from time to time request, each of which shall be in form and substance satisfactory to Agent.

“Dealer Financing Agreement” means a Dealer Financing Agreement between a Dealer and STEN Credit, substantially in the form of Exhibit D to this Agreement.

“Dealer Reserve” means as respects each Dealer, the amount held in the reserve account established pursuant to a Dealer Financing Agreement maintained by STEN Credit, but in no event shall the amount of such reserve be less than thirty-three percent (33%) of all contracts initiated by such Dealer until the amount held in the Dealer’s reserve account equals a minimum of $40,000, and thereafter, such reserve shall equal at least twenty-five percent (25%).

“Default” means any act or event which, with the giving of notice or passage of time or both, would constitute an Event of Default.

“Delinquent Account” means an Account arising from a loan as to which principal or interest payments are outstanding for more than thirty (30) days past the date payment thereof is originally due.

“Deposit Accounts” means all “deposit accounts” as such term is defined in the UCC, now or hereafter held in the name of any Person, including, without limitation, the Lockboxes.

“Disclosure Controls” has the meaning given such term in Section 12(f)(iv).

“Documents” means all “documents”, as such term is defined in the UCC, now owned or hereafter acquired by any Person, wherever located, including all bills of lading, dock warrants, dock receipts, warehouse receipts, and other documents of title, whether negotiable or non-negotiable.

“Easydrive” has the meaning given such term in the preamble.

“Easydrive Auto Financing Documents” means, collectively, each of the following original, duly executed documents entered into by STEN Credit at any time and from time to time: (a) Motor Vehicle Contract and Security Agreement between STEN Credit and an Account Debtor, or any other Chattel Paper evidencing the debt owing from such Account Debtor to STEN Credit, (b) Buyer’s Order/Purchase Order of such Account Debtor, (c) fully completed original credit application of such Account Debtor and (d) such other of STEN Credit’s financing documentation in respect of the sale of a motor vehicle by Easydrive as Agent shall at any time and from time to time request, each of which shall be in form and substance satisfactory to Agent.

“Eligible Accounts” means, collectively, the Eligible Manufacturing Accounts, the Eligible Auto Loan Accounts, the Eligible Dealer Auto Loan Accounts and the Eligible Floor Planning Accounts, and “Eligible Account” means any of them, individually.

“Eligible Auto Loan Accounts” means each Account arising under the Easydrive Auto Financing Documents of STEN Credit which conforms to the following criteria:  (a) STEN Credit is the sole owner of the Account, and has not sold, assigned, mortgaged or hypothecated, nor released from Agent’s security interest, all or any portion thereof, nor is such Account subject to any Lien of any Person; (b) such Account shall be valid and legally enforceable, owing to STEN Credit in respect of the sale of motor vehicles by Easydrive in the State of Arizona arising in the ordinary course of business, for which STEN Credit has delivered to Agent (or to such Person as Agent may designate) the Easydrive Auto Financing Documents and any other documents evidencing the obligation to pay such Account; (c) STEN Credit shall have a perfected, first priority security interest in the underlying motor vehicle sold by Easydrive to such Account Debtor, as determined by Agent; (d) the original Vehicle Certificate in respect of the motor vehicle, the sale of which created such Account is in Agent’s (or such Person as Agent may designate) possession; (e) an original Chattel Paper Assignment duly executed and delivered by STEN Credit in respect STEN Credit’s perfected, first priority security interest in the underlying motor vehicle sold by Easydrive, in form and substance satisfactory to Agent is in Agent’s (or such Person as Agent may designate) possession; (f) such Account shall not exceed one hundred twenty-five percent (125%) of the Kelley Blue Book retail value of the motor vehicle which secures the loan giving rise to such Account, provided, however, the amount of any Account for purposes determining Accounts Availability shall be limited to one hundred percent (100%) of the Kelley Blue Book retail value of such motor vehicle; (g) such Account shall be net of any unearned finance charges and not subject to any offsets, credits, allowances, counterclaims or adjustments due the Account Debtor except usual and customary prompt payment discounts, nor has the Account Debtor returned the motor vehicle or indicated any dispute or complaint concerning the motor vehicle, nor has the motor vehicle been repossessed by Easydrive or STEN Credit; (h) STEN Credit has not received any notice, nor has it any knowledge of any facts, which adversely affect the credit of the Account Debtor; (i) an original power of attorney (Arizona Department of Transportation Motor Vehicle Division Power of Attorney (Form 48-1001)) and assignment (each in form and substance acceptable to Agent) duly executed by STEN Credit in favor of Agent, in each case relating to such Account, are in the possession of Agent (or such Person as Agent may designate); (j) the Account Debtors’ obligation to pay such Account is unconditional, without any right of set-off or counterclaim or any defense; (k) the Easydrive Auto Financing Documents relating to such Account, have not been amended, modified, terminated, altered or waived in any respect, unless Agent shall have agreed thereto in writing; (l) the Account Debtor has not been released by STEN Credit from the Account Debtor’s obligations in respect of such Account; (m) STEN Credit has duly performed all of its obligations required to be performed by them under and in connection with such Account; (n) Agent has not notified STEN Credit that either the Account or the Account Debtor is not an Eligible Account; (o) at the time of the creation of an Account or at any time following the creation of an Account, the Account Debtor obligated on such Account is not subject to a petition under the Bankruptcy Act or any similar federal or state statute or a petition for receivership or assignment for the benefit of creditors, unless if at any time following the creation of such Account, Agent shall have received evidence satisfactory to Agent that the Account Debtor’s obligations with respect to such Account have been reaffirmed pursuant to a valid and enforceable reaffirmation agreement, not subject to recission, approved by the applicable bankruptcy court; (p) such Account is not a Delinquent Account; (q) the motor vehicle which secures such Account has installed in it, in the case of an Account arising on or prior to the Closing Date, GPS or in the case of an Account arising after the Closing Date, Advanced GPS; and (r) such Account is otherwise satisfactory to the Agent as determined by the Agent in the exercise of its sole discretion, provided, however, that this clause (r) shall not apply in the case of any determination made as to any Account on or after the Specified Assignment Date.

“Eligible Dealer Auto Loan Accounts” means each Account arising under the Dealer Auto Financing Documents of STEN Credit which conforms to the following criteria:  (a) STEN Credit is the sole owner of the Account, and has not sold, assigned, mortgaged or hypothecated, nor released from Agent’s security interest, all or any portion thereof, nor is such Account subject to any Lien of any Person; (b) such Account shall be valid and legally enforceable, owing to STEN Credit in respect of the sale of motor vehicles by a Dealer in the State of Arizona arising in the ordinary course of business, for which STEN Credit has delivered to Agent (or to such Person as Agent may designate) the Dealer Auto Financing Documents and any other documents evidencing the obligation to pay such Account; (c) STEN Credit shall have a perfected, first priority security interest in the underlying motor vehicle sold by such Dealer to such Account Debtor, as determined by Agent; (d) the original Vehicle Certificate in respect of the motor vehicle, the sale of which created such Account, naming STEN Credit as the only lien holder is in Agent’s (or such Person as Agent may designate) possession; (e) an original Chattel Paper Assignment duly executed and delivered by STEN Credit in respect STEN Credit’s perfected, first priority security interest in the underlying motor vehicle sold by such Dealer, in form and substance satisfactory to Agent is in Agent’s (or such Person as Agent may designate) possession; (f) the Dealer Reserve shall have been established as required by the terms and provisions of the applicable Dealer Financing Agreement, (g) the payment terms with respect to such Account shall not exceed forty-two (42) months; (h) such Account shall at all times be fully guaranteed by the applicable Dealer, such guarantee shall be absolute and unconditional, without any right of set-off or counterclaim or any defense and in all other respects satisfactory to Agent; (i) such Account shall not exceed one hundred twenty-five percent (125%) of the Kelley Blue Book retail value of the motor vehicle which secures the loan giving rise to such Account, provided, however, the amount of any Account for purposes determining Accounts Availability shall be limited to one hundred percent (100%) of the Kelley Blue Book retail value of such motor vehicle; (j) such Account shall be net of any unearned finance charges and not subject to any offsets, credits, allowances, counterclaims or adjustments due the Account Debtor except usual and customary prompt payment discounts, nor has the Account Debtor returned the motor vehicle or indicated any dispute or complaint concerning the motor vehicle, nor has the motor vehicle been repossessed by such Dealer or STEN Credit; (k) STEN Credit has not received any notice, nor has it any knowledge of any facts, which adversely affect the credit of the Dealer or such Account Debtor; (l) the Account Debtor’s obligation to pay such Account is unconditional, without any right of set-off or counterclaim or any defense; (m) the Dealer Auto Financing Documents relating to such Account, have not been amended, modified, terminated, altered or waived in any respect, unless Agent shall have agreed thereto in writing; (n) the Account Debtor has not been released by STEN Credit or Dealer from the Account Debtor’s obligations in respect of such Account; (o) STEN Credit has duly performed all of its obligations required to be performed by them under and in connection with such Account; (p) Agent has not notified STEN Credit that either the Account, the Dealer or the Account Debtor is not an Eligible Account; (q) at the time of the creation of an Account or at any time following the creation of an Account, neither the Account Debtor nor the Dealer obligated on such Account is subject to a petition under the Bankruptcy Act or any similar federal or state statute or a petition for receivership or assignment for the benefit of creditors, unless if at any time following the creation of such Account, Agent shall have received evidence satisfactory to Agent that such Account Debtor’s or Dealer’s obligations with respect to such Account have been reaffirmed pursuant to a valid and enforceable reaffirmation agreement, not subject to recission, approved by the applicable bankruptcy court; (r) such Account is not a Delinquent Account; (s) the motor vehicle which secures such Account has installed in it, in the case of an Account arising on or prior to the Closing Date, GPS or in the case of an Account arising after the Closing Date, Advanced GPS; and (t) such Account is otherwise satisfactory to the Agent as determined by the Agent in the exercise of its sole discretion, provided, however, that this clause (t) shall not apply in the case of any determination made as to any Account on or after the Specified Assignment Date.  Notwithstanding the foregoing, at no time shall the amount of the Dealer Reserve be included within the definition of “Eligible Dealer Auto Loan Accounts”.

“Eligible Floor Planning Accounts” means each Account arising under the Floor Plan Financing Documents of STEN Credit which conforms to the following criteria:  (a) STEN Credit is the sole owner of the Account, and has not sold, assigned, mortgaged or hypothecated, nor released from Agent’s security interest, all or any portion thereof, nor is such Account subject to any Lien of any Person; (b) such Account shall be valid and legally enforceable, owing to STEN Credit in respect of the purchase by Dealer of floor planning Inventory in compliance with all of the terms and conditions set forth in the applicable Floor Plan Financing Documents; (c) STEN Credit shall have a perfected, first priority security interest in the underlying floor planning Inventory acquired by such Dealer, as determined by Agent; (d) the original Vehicle Certificates in respect of the acquired floor planning Inventory naming STEN Credit as the only lien holder are in Agent’s (or such Person as Agent may designate) possession; (e) an original Chattel Paper Assignment duly executed and delivered by STEN Credit in respect STEN Credit’s perfected, first priority security interest in the underlying floor planning Inventory, in form and substance satisfactory to Agent is in Agent’s (or such Person as Agent may designate) possession; (f) the aggregate value of all such Accounts owing by any one Dealer shall at no time exceed eighty percent (80%) of the value of the Dealer Reserve in respect of such Dealer; (g) such Account shall not exceed one hundred twenty-five percent (125%) of the Kelley Blue Book retail value of the motor vehicles which secure the loan giving rise to such Account, provided, however, the amount of any Account for purposes determining Accounts Availability shall be limited to one hundred percent (100%) of the Kelley Blue Book retail value of such motor vehicle; (h) the Dealer Reserve shall have been established in accordance with the terms and provisions of the applicable Dealer Financing Agreement, and shall be in form and substance satisfactory to Agent; (i) such Account shall be net of any unearned finance charges and not subject to any offsets, credits, allowances, counterclaims or adjustments due the Dealer except usual and customary prompt payment discounts, nor has the Dealer returned any floor planning Inventory or indicated any dispute or complaint concerning such floor planning Inventory; (j) STEN Credit has not received any notice, nor has it any knowledge of any facts, which adversely affect the credit of such Dealer; (k) the Dealer’s obligation to pay such Account is unconditional, without any right of set-off or counterclaim or any defense; (l) the Floor Plan Financing Documents relating to such Account, have not been amended, modified, terminated, altered or waived in any respect, unless Agent shall have agreed thereto in writing; (m) the Dealer has not been released by STEN Credit from the Dealer’s obligations in respect of such Account; (n) STEN Credit has duly performed all of its obligations required to be performed by them under and in connection with such Account; (o) Agent has not notified STEN Credit that either the Account or the Dealer is not an Eligible Account; (p) at the time of the creation of an Account or at any time following the creation of an Account, the Dealer obligated on such Account is not subject to a petition under the Bankruptcy Act or any similar federal or state statute or a petition for receivership or assignment for the benefit of creditors, unless if at any time following the creation of such Account, Agent shall have received evidence satisfactory to Agent that such Dealer’s obligations with respect to such Account have been reaffirmed pursuant to a valid and enforceable reaffirmation agreement, not subject to recission, approved by the applicable bankruptcy court and (q) such Account is otherwise satisfactory to the Agent as determined by the Agent in the exercise of its sole discretion, provided, however, that this clause (q) shall not apply in the case of any determination made as to any Account on or after the Specified Assignment Date.

“Eligible Inventory” means, collectively, the Eligible Owned Inventory and the Eligible Repossession Inventory, and “Eligible Inventory” means any of them, individually.

“Eligible Manufacturing Accounts” means each Account of Stencor which conforms to the following criteria:  (a) shipment of the merchandise or the rendition of services has been completed; (b) no return, rejection or repossession of the merchandise has occurred; (c) merchandise or services shall not have been rejected or disputed by the Account Debtor and there shall not have been asserted any offset, defense or counterclaim; (d) continues to be in full conformity with the representations and warranties made by such Company to the Agent with respect thereto; (e) the Agent is, and continues to be, satisfied with the credit standing of the Account Debtor in relation to the amount of credit extended; provided, however, that this clause (e) shall not apply in the case of any determination made as to an Account on or after the Specified Assignment Date; (f) there are no facts existing or threatened which are likely to result in any adverse change in an Account Debtor’s financial condition; (g) is documented by an invoice in a form approved by the Agent and shall not be unpaid more than ninety (90) days from invoice date; (h) not more than twenty-five percent (25%) of the unpaid amount of invoices due from such Account Debtor remains unpaid more than ninety (90) days from invoice date; (i) is not evidenced by chattel paper or an instrument of any kind with respect to or in payment of the Account unless such instrument is duly endorsed to and in possession of the Agent or represents a check in payment of an Account; (j) the Account Debtor is located in the United States; provided, however, the Agent may from time to time prior to the Specified Assignment Date, in the exercise of its sole discretion and based upon satisfaction of certain conditions to be determined at such time by the Agent, deem certain Accounts as Eligible Manufacturing Accounts notwithstanding that such Account is due from an Account Debtor located outside of the United States; (k) the Agent has a first priority perfected Lien in such Account and such Account is not subject to any Lien other than Permitted Liens; (l) does not arise out of transactions with any employee, officer, director, stockholder or Affiliate of any Company; (m) is payable to such Company; (n) does not arise out of a bill and hold sale prior to shipment and does not arise out of a sale to any Person to which such Company is indebted; (o) is net of any returns, discounts, claims, credits and allowances; (p) if the Account arises out of contracts between such Company, on the one hand, and the United States, on the other hand, any state, or any department, agency or instrumentality of any of them, such Company has so notified the Agent, in writing, prior to the creation of such Account, and there has been compliance with any governmental notice or approval requirements, including compliance with the Federal Assignment of Claims Act; (q) is a good and valid account representing an undisputed bona fide indebtedness incurred by the Account Debtor therein named, for a fixed sum as set forth in the invoice relating thereto with respect to an unconditional sale and delivery upon the stated terms of goods sold by such Company or work, labor and/or services rendered by such Company; (r) does not arise out of progress billings prior to completion of the order; (s) the total unpaid Accounts from such Account Debtor does not exceed twenty-five percent (25%) of all Eligible Manufacturing Accounts; (t) such Company’s right to payment is absolute and not contingent upon the fulfillment of any condition whatsoever; (u) such Company is able to bring suit and enforce its remedies against the Account Debtor through judicial process; (v) does not represent interest payments, late or finance charges owing to such Company, and (w) it is otherwise satisfactory to the Agent as determined by the Agent in the exercise of its sole discretion; provided, however, that this clause (w) shall not apply in the case of any determination made as to an Account on or after the Specified Assignment Date.  In the event any Company requests that the Agent include within Eligible Manufacturing Accounts certain Accounts of one or more of such Company’s acquisition targets, the Agent shall at the time of such request consider such inclusion, but any such inclusion shall be at the sole option of the Agent, may not first occur on or after the Specified Assignment Date and shall at all times be subject to the execution and delivery to the Agent of all such documentation (including, without limitation, guaranty and security documentation) as the Agent may require in its sole discretion.

“Eligible Owned Inventory” means Inventory consisting of motor vehicles owned by Easydrive which the Agent, in its sole and absolute discretion, determines:  (a) is subject to a first priority perfected Lien in favor of the Agent and is subject to no other Liens whatsoever (other than Permitted Liens); (b) is located on premises with respect to which the Agent has received a landlord or mortgagee waiver acceptable in form and substance to the Agent; (c) is not in transit; (d) is in good condition and meets all standards imposed by any governmental agency, or department or division thereof having regulatory Governmental Authority over such Inventory, its use or sale including the Federal Fair Labor Standards Act of 1938 as amended, and all rules, regulations and orders thereunder; (e) is currently either usable or salable in the normal course of such Company’s business; (f) is not placed by such Company on consignment or held by such Company on consignment from another Person; (g) is in conformity with the representations and warranties made by such Company to the Agent with respect thereto; (h) is not subject to any Intellectual Property licensing, with any third parties; (i) does not require the consent of any Person for the completion of manufacture, sale or other disposition of such Inventory by Company or any other Person and such completion, manufacture or sale does not constitute a breach or default under any contract or agreement to which such Company is a party or to which such Inventory is or may be subject; (j) is not work-in-process; (k) is covered by casualty insurance acceptable to the Agent and under which the Agent has been named as a lender’s loss payee and additional insured; (l) the Vehicle Certificate for such motor vehicle shall be issued in the name of STEN Credit; and (m) not to be ineligible for any other reason; provided, however, that this clause (m) shall not apply in the case of any determination made as to Inventory on or after the Specified Assignment Date.

“Eligible Repossession Inventory” means those motor vehicles which secure the obligations of Account Debtors with respect to Delinquent Accounts and which the Agent, in its sole and absolute discretion, determines:  (a) is subject to a first priority perfected Lien in favor of STEN Credit and is subject to no other Liens whatsoever; (b) is in good condition; and (c) not to be ineligible for any other reason; provided, however, that this clause (c) shall not apply in the case of any determination made as to Inventory on or after the Specified Assignment Date.

“Environmental Law”  means all laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by any Governmental Authority, relating in any way to pollution or the environment , preservation or reclamation of natural resources, the management, generation, use, handling, treatment, transportation, storage, disposal or release or threatened release of or exposure to Hazardous Materials, or occupational health and safety.

“Equipment” means all “equipment” as such term is defined in the UCC, now owned or hereafter acquired by any Person, wherever located, including any and all machinery, apparatus, equipment, fittings, furniture, Fixtures, motor vehicles and other tangible personal property (other than Inventory) of every kind and description that may be now or hereafter used in such Person’s operations or that are owned by such Person or in which such Person may have an interest, and all parts, accessories and accessions thereto and substitutions and replacements therefor.

“Equity Interests” shall mean, with respect to any Person, any and all shares, rights to purchase, options, warrants, general, limited or limited liability partnership interests, member interests, units, participations or other equivalents of or interest in (regardless of how designated) equity of such Person, whether voting or nonvoting, including common stock, preferred stock, convertible securities or any other “equity security” (as such term is defined in Rule 3a11-1 of the General Rules and Regulations promulgated by the SEC (or any successor thereto) under the Exchange Act).

“ERISA” has the meaning given such term in Section 12(bb).

“Event of Default” means the occurrence of any of the events set forth in Section 20.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exchange Act Filings” means the Parent’s filings under the Exchange Act made prior to the date of this Agreement.

“Excluded Taxes” means, with respect to any Creditor Party, taxes imposed on or measured by its overall net income and franchise taxes imposed on it in lieu of net income taxes, by the jurisdiction (or any political subdivision thereof) under the laws of which such Creditor Party is incorporated or organized or by the jurisdiction (or any political subdivision thereof) in which the principal place of management or applicable lending office of such Creditor Party is located.

“Existing Debt” means (a) the indebtedness of STEN Credit to the Gerald Dovner and Andrea Dovner Revocable Trust, (b) the indebtedness of Parent to Citizens Independent Bank and (c) the indebtedness of any Company to Sabes Investments, LLC.

“Financial Reporting Controls” has the meaning given such term in Section 12(f)(v).

“Fixtures” means all “fixtures” as such term is defined in the UCC, now owned or hereafter acquired by any Person.

“Flash Motors” means Flash Motors, Inc., an Arizona corporation.

“Flash Motors Documentation” means (a) the Promissory Note dated March 1, 2007 made by Colfax Financial Corporation (now known as STEN Credit) in favor of Flash Motors in the original amount of $1,400,000, (b) the Settlement Agreement dated March 20, 2007 by and between STEN Credit and Flash Motors; and (c) the Non-Solicitation Agreement dated March 21, 2007 by and between STEN Credit and Flash Motors.

“Flash Motors Subordination Agreement” means the Subordination Agreement executed by Flash Motors in favor of Agent.

“Floor Plan Financing Documents” means, collectively, each of the following original, duly executed documents entered into by STEN Credit at any time and from time to time: (a) Dealer Financing Agreement between a Dealer and STEN Credit, and (b) such other of STEN Credit’s financing documentation in respect of STEN Credit’s providing a floorplanning line of credit to a Dealer as Agent shall at any time and from time to time request, each of which shall be in form and substance satisfactory to Agent.

“Formula Amount” has the meaning given such term in Section 2(a)(i).

“GAAP” means generally accepted accounting principles, practices and procedures in effect from time to time in the United States of America.

“General Intangibles” means all “general intangibles” as such term is defined in the UCC, now owned or hereafter acquired by any Person and in any event shall include all right, title and interest that such Person may now or hereafter have in or under any contract, all Payment Intangibles, customer lists, Intellectual Property, interests in partnerships, joint ventures and other business associations, permits, proprietary or confidential information, inventions (whether or not patented or patentable), technical information, procedures, designs, knowledge, know-how, Software, data bases, data, skill, expertise, experience, processes, models, drawings, materials, Books and Records, Goodwill (including the Goodwill associated with any Intellectual Property), all rights and claims in or under insurance policies (including insurance for fire, damage, loss, and casualty, whether covering personal property, real property, tangible rights or intangible rights, all liability, life, key-person, and business interruption insurance, and all unearned premiums), uncertificated securities, choses in action, deposit accounts, rights to receive tax refunds and other payments, rights to received dividends, distributions, cash, Instruments and other property in respect of or in exchange for pledged Equity Interests and Investment Property, and rights of indemnification.

“Goods” means all “goods”, as such term is defined in the UCC, now owned or hereafter acquired by any Person, wherever located, including embedded software to the extent included in “goods” as defined in the UCC, manufactured homes, fixtures, standing timber that is cut and removed for sale and unborn young of animals.

“Goodwill” means all goodwill, trade secrets, proprietary or confidential information, technical information, procedures, formulae, quality control standards, designs, operating and training manuals, customer lists, and distribution agreements now owned or hereafter acquired by any Person.

“Governmental Authority” means any nation or government, any state or other political subdivision thereof, and any agency, department or other entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

“GPS” means a global positioning system.

“Hazardous Materials” means materials, wastes or pollutants listed or defined as “hazardous substances”, “hazardous wastes” ,”toxic substances” or by words of similar import or any other substance or waste otherwise regulated by applicable Environmental Law, including nuclear materials and radioactive substances or wastes, petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes, and toxic mold.

“Instruments” means all “instruments”, as such term is defined in the UCC, now owned or hereafter acquired by any Person, wherever located, including all certificated securities and all promissory notes and other evidences of indebtedness, other than instruments that constitute, or are a part of a group of writings that constitute, Chattel Paper.

“Intellectual Property” means any and all of the following, throughout the world,  patents, trademarks tradenames, corporate names, fictitious business names, Internet domain names, trade styles, service marks, logos, and other source of  business identifiers and the goodwill symbolized by and connected with the use thereof; copyrights, mask works, designs, inventions, trade secrets, information, databases, rights of publicity, software, and any other proprietary rights and processes; any licenses to use any of the foregoing owned by a third party;  registrations, applications and recordings pertaining to any of the foregoing; and rights to sue for past, present and future infringement, dilution, misappropriation, or other violation of any of the foregoing.

“Inventory” means all “inventory”, as such term is defined in the UCC, now owned or hereafter acquired by any Person, wherever located, including all inventory, merchandise, goods, motor vehicles covered by certificates of title and other personal property that are held by or on behalf of such Person for sale or lease or are furnished or are to be furnished under a contract of service or that constitute raw materials, work in process, finished goods, returned goods, or materials or supplies of any kind, nature or description used or consumed or to be used or consumed in such Person’s business or in the processing, production, packaging, promotion, delivery or shipping of the same, including all supplies and embedded software.

“Inventory Availability” means the sum of (a) fifty percent (50%) of the Kelley Blue Book wholesale value of the Eligible Owned Inventory and (b) fifty percent (50%) of the Kelley Blue Book wholesale value of the Eligible Repossession Inventory.

“Investment Property” means all “investment property”, as such term is defined in the UCC, now owned or hereafter acquired by any Person, wherever located.

“Lender” has the meaning given such term in the preamble.

“Letter-of-Credit Rights” means “letter-of-credit rights” as such term is defined in the UCC, now owned or hereafter acquired by any Person, including rights to payment or performance under a letter of credit, whether or not such Person, as beneficiary, has demanded or is entitled to demand payment or performance.

“Lien” means any mortgage, security deed, deed of trust, pledge, hypothecation, assignment, security interest, lien (whether statutory or otherwise), charge, claim or encumbrance, or preference, priority or other security agreement or preferential arrangement held or asserted in respect of any asset of any kind or nature whatsoever including any conditional sale or other title retention agreement, any lease having substantially the same economic effect as any of the foregoing, and the filing of, or agreement to give, any financing statement under the UCC or comparable law of any jurisdiction.

“Loan File” has the meaning given to such term in the Custodial Agreement.

“Loan Party” means each Subsidiary of the Parent set forth on Exhibit A hereto, as the same may be updated from time to time with the Agent’s written consent.

“Loans” means collectively, the Revolving Loans.

“Lockboxes” has the meaning given such term in Section 8(a).

“Material Adverse Effect” means a material adverse effect on (a) the business, assets, liabilities, condition (financial or otherwise), properties, operations or prospects of any Company or any of its Subsidiaries (taken individually and as a whole), (b) any Company’s or any of its Subsidiary’s ability to pay or perform the Obligations in accordance with the terms hereof or any Ancillary Agreement, (c) the sufficiency and/or value of the Collateral, the Liens on the Collateral or the priority of any such Lien or (d) the practical realization of the benefits of the Creditor Parties’ rights and remedies under this Agreement and the Ancillary Agreements.  Without limiting the foregoing, any event or occurrence adverse to a Company which results or could reasonably be expected to result in costs and/or liabilities or loss of revenues, individually or in the aggregate to such Company in excess of 30% of such Company’s revenue shall constitute a Material Adverse Effect.

“NASD” has the meaning given such term in Section 13(b).

“Non-Excluded Taxes” means all Taxes other than (i) Excluded Taxes and (ii) Other Taxes.

“Note” means the Secured Revolving Notes.

“Obligations” means all Loans, all advances, debts, liabilities, obligations, covenants and duties owing by each Company and each of its Subsidiaries to any Creditor Party (or any corporation that directly or indirectly controls or is controlled by or is under common control with any of them) of every kind and description (whether or not evidenced by any note or other instrument and whether or not for the payment of money or the performance or non-performance of any act), direct or indirect, absolute or contingent, due or to become due, contractual or tortious, liquidated or unliquidated, whether existing by operation of law or otherwise now existing or hereafter arising including any debt, liability or obligation owing from any Company and/or each of its Subsidiaries to others which any Creditor Party may have obtained by assignment or otherwise and further including all interest (including interest accruing at the then applicable rate provided in this Agreement after the maturity of the Loans and interest accruing at the then applicable rate provided in this Agreement after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, whether or not a claim for post-filing or post-petition interest is allowed or allowable in such proceeding), charges or any other payments each Company and each of its Subsidiaries is required to make by law or otherwise arising under or as a result of this Agreement, the Ancillary Agreements or otherwise, together with all reasonable expenses and reasonable attorneys’ fees chargeable to the Companies’ or any of their Subsidiaries’ accounts or incurred by any Creditor Party in connection therewith.

“Other Taxes” means any and all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any other Ancillary Agreement.

“Overadvance” has the meaning given such term in Section 2(a)(ii).

“Parent” has the meaning given such term in the preamble.

“Payment Intangibles” means all “payment intangibles” as such term is defined in the UCC, now owned or hereafter acquired by any Person, including, a General Intangible under which the Account Debtor’s principal obligation is a monetary obligation.

“Permitted Liens” means (a) Liens of carriers, warehousemen, artisans, bailees, mechanics and materialmen incurred in the ordinary course of business securing sums not overdue; (b) Liens incurred in the ordinary course of business in connection with worker’s compensation, unemployment insurance or other forms of governmental insurance or benefits, relating to employees, securing sums (i) not overdue or (ii) being diligently contested in good faith provided that adequate reserves with respect thereto are maintained on the books of the Companies and their Subsidiaries, as applicable, in conformity with GAAP; (c) licenses of Intellectual Property granted by the Company prior to the date hereof, Licenses of Intellectual Property granted in the ordinary course of business consistent with past practices on convincingly reasonable terms; (d) Liens in favor of the Agent; (e) Liens for taxes (i) not yet due or (ii) being diligently contested in good faith by appropriate proceedings, provided that adequate reserves with respect thereto are maintained on the books of the Companies and their Subsidiaries, as applicable, in conformity with GAAP; and which have no effect on the priority of Liens in favor of the Agent or the value of the assets in which the Agent has a Lien; (f) Purchase Money Liens securing Purchase Money Indebtedness to the extent permitted in this Agreement, (g) until the Sabe Payoff Date, Liens on the assets of Parent and STEN Credit in favor of Sabes and (h) Liens specified on Schedule 2 hereto.

“Person” means any individual, sole proprietorship, partnership, limited liability partnership, joint venture, trust, unincorporated organization, association, corporation, limited liability company, institution, public benefit corporation, entity or government (whether federal, state, county, city, municipal or otherwise, including any instrumentality, division, agency, body or department thereof), and shall include such Person’s successors and assigns.

“Principal Market” means the NASD Over The Counter Bulletin Board, NASDAQ Capital Market, NASDAQ National Market System, American Stock Exchange or New York Stock Exchange (whichever of the foregoing is at the time the principal trading exchange or market for the Common Stock).

“Proceeds” means “proceeds”, as such term is defined in the UCC and, in any event, shall include:  (a) any and all proceeds of any insurance, indemnity, warranty or guaranty payable to any Company or any other Person from time to time with respect to any Collateral; (b) any and all payments (in any form whatsoever) made or due and payable to any Company from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of any Collateral by any governmental body, governmental authority, bureau or agency (or any person acting under color of governmental authority); (c) any claim of any Company against third parties (i) for past, present or future infringement of any Intellectual Property or (ii) for past, present or future infringement or dilution of any trademark or trademark license or for injury to the goodwill associated with any trademark, trademark registration or trademark licensed under any trademark License; (d) any recoveries by any Company against third parties with respect to any litigation or dispute concerning any Collateral, including claims arising out of the loss or nonconformity of, interference with the use of, defects in, or infringement of rights in, or damage to, Collateral; (e) all amounts collected on, or distributed on account of, other Collateral, including dividends, interest, distributions and Instruments with respect to Investment Property and pledged Equity Interests; and (f) any and all other amounts, rights to payment or other property acquired upon the sale, lease, license, exchange or other disposition of Collateral and all rights arising out of Collateral.

“Purchase Money Indebtedness” means (a) any indebtedness incurred for the payment of all or any part of the purchase price of any fixed asset, including indebtedness under capitalized leases, (b) any indebtedness incurred for the sole purpose of financing or refinancing all or any part of the purchase price of any fixed asset, and (c) any renewals, extensions or refinancings thereof (but not any increases in the principal amounts thereof outstanding at that time).

“Purchase Money Lien” means any Lien upon any fixed assets that secures the Purchase Money Indebtedness related thereto but only if such Lien shall at all times be confined solely to the asset the purchase price of which was financed or refinanced through the incurrence of the Purchase Money Indebtedness secured by such Lien and only if such Lien secures only such Purchase Money Indebtedness.

“Register” has the meaning given such term in Section 24(b).

“Registration Rights Agreements” means that certain Registration Rights Agreement dated as of the Closing Date by and between the Parent and the Agent and each other registration rights agreement by and between the Parent and the Agent, as each of the same may be amended, modified and supplemented from time to time.

“Renewable Unsecured Documents” means the Receivable Unsecured Indenture and the Renewable Unsecured Notes.

“Renewable Unsecured Indenture” the Indenture dated as of April 5, 2007 between Parent, as obligor and Wells Fargo Bank, National Association, as trustee.

“Renewable Unsecured Notes” means the Parent’s renewable, unsecured, subordinated notes issued under the Renewable Unsecured Indenture.

“Reserves” means (a) until the occurrence of the Specified Assignment Date, such reserves as the Agent may reasonably in its good faith judgment deem proper and necessary from time to time and (b) on and after the Specified Assignment Date, any reserves in effect prior to such date.

“Revolving Commitment Amount” means, as to any Lender, the dollar amount set forth opposite such Lender’s name on the Commitment Annex under the column “Revolving Commitment Amount” (if such Lender’s name is not so set forth thereon, then the dollar amount on the Commitment Annex for the Revolving Commitment Amount for such Lender shall be deemed to be zero), as such amount may be adjusted from time to time by any amounts assigned (with respect to such Lender’s portion of Revolving Loans outstanding and its commitment to make Revolving Loans) pursuant to the terms of any and all effective Assignment Agreements to which such Lender is a party.

“Revolving Commitment Percentage” means, as to any Lender, (i) on the Closing Date, the percentage set forth opposite such Lender’s name on the Commitment Annex under the column “Revolving Commitment Percentage” (if such Lender’s name is not so set forth thereon, then, on the Closing Date, such percentage for such Lender shall be deemed to be zero) and (ii) on any date following the Closing Date, the percentage equal to the Revolving Commitment Amount of such Lender on such date divided by the Capital Availability Amount on such date.

“Revolving Loans” has the meaning given such term in Section 2(a)(i) and shall include all other extensions of credit hereunder and under any Ancillary Agreement.

“Sabes” means R.W. Sabes Investment, LLC, a Nevada limited liability company.

“Sabes Payoff Date” means the earlier of (a) December 7, 2007 and (b) date on which the indebtedness of Parent and STEN Credit to Sabes is paid in full and all Liens held by Sabes on the assets of Parent and STEN Credit are terminated and released.

“SEC” means the Securities and Exchange Commission.

“SEC Reports” has the meaning given such term in Section 12(u).

“Secured Revolving Notes” means those certain Secured Revolving Notes dated as of the Closing Date made by the Companies in favor of each Lender in the aggregate original face amount of $5,500,000, as each may be amended, supplemented, restated and/or otherwise modified from time to time.

“Securities” means the Notes, the Closing Shares, the Warrants and the shares of Common Stock which may be issued pursuant to exercise of such Warrants.

“Securities Act” has the meaning given such term in Section 12(r).

“Security Documents” means all security agreements, the Chattel Paper Assignment, mortgages, cash collateral deposit letters, pledges and other agreements which are executed by any Company or any of its Subsidiaries in favor of the Agent for the ratable benefit of the Creditor Parties.

“Software” means all “software” as such term is defined in the UCC, now owned or hereafter acquired by any Person, including all computer programs and all supporting information provided in connection with a transaction related to any program.

“Solvent” means, with respect to any Person on a particular date, that on such date (a) the fair value of the property of such Person is greater than the total amount of liabilities, including contingent liabilities, of such Person; (b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured; (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay as such debts and liabilities mature; and (d) such Person is not engaged in a business or transaction, and is not about to engage in a business or transaction, for which such Person’s property would constitute and unreasonably small capital.  The amount of contingent liabilities (such as litigation, guaranties and pension plan liabilities) at any time shall be computed as the amount that, in light of all the facts and circumstances existing at the time, represents the amount that can reasonably be expected to become an actual or matured liability.

“Specified Assignment Date” means the first date on which any Person that is not a “United States Person” as defined in Section 7701(a)(30) of the Code acquires any Loan, portion thereof or interest therein, by assignment or otherwise, unless such Person has provided to the Agent on or prior to such date a duly completed Internal Revenue Service Form W-8ECI (or successor form).

“Stencor” has the meaning given such term in the preamble.

“STEN Credit” has the meaning given such term in the preamble.

“Subordinated Debt Documentation” means, collectively, the Flash Motors Documentation, the Renewable Unsecured Documents and all other notes, documents, instruments and agreements now or any time hereafter executed and/or delivered by any Company with or in favor of any Subordinated Lender which evidences the indebtedness owed by such Company to such Subordinated Lender.

“Subordinated Lenders” means, collectively, any Person who enters into a Subordination Agreement with the Agent with respect to amounts owed by any Company to such Person.

“Subordination Agreements” means, collectively, the Flash Motors Subordination Agreement and any and all subordination and/or intercreditor agreements accepted by the Agent from time to time with respect to indebtedness of any Company.

“Subsidiary” means, with respect to any Person, (i) any other Person whose shares of stock or other ownership interests having ordinary voting power (other than stock or other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the directors or other governing body of such other Person, are owned, directly or indirectly, by such Person or (ii) any other Person in which such Person owns, directly or indirectly, more than 50% of the equity interests at such time.

“Supporting Obligations” means all “supporting obligations” as such term is defined in the UCC.

“Taxes” means any and all present or future taxes, duties, levies, imposts, deductions, assessments, fees, withholdings or similar charges, and all liabilities with respect thereto.

“Term” means the Closing Date through the close of business on the day immediately preceding the second anniversary of the Closing Date, subject to acceleration at the option of the Agent, upon the occurrence of an Event of Default hereunder or other termination hereunder.

“UCC” means the Uniform Commercial Code as the same may, from time to time be in effect in the State of New York; provided, that in the event that, by reason of mandatory provisions of law, any or all of the perfection or priority of, or remedies with respect to, the Agent’s Lien on any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, the term “UCC” shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions of this Agreement relating to such perfection, priority or remedies and for purposes of definitions related to such provisions; provided further, that to the extent that UCC is used to define any term herein or in any Ancillary Agreement and such term is defined differently in different Articles or Divisions of the UCC, the definition of such term contained in Article or Division 9 shall govern.

“Vehicle Certificate” means the certificate of title or equivalent certificate or documents issued by the relevant Vehicle Jurisdiction evidencing ownership of such motor vehicle.

“Vehicle Jurisdiction” means the Governmental Authority that is responsible for issuing a Vehicle Certificate for the applicable motor vehicle.

“Warrant Shares” has the meaning given such term in Section 12(a).

“Warrants” means each of the Common Stock Purchase Warrants dated as of the Closing Date made by the Parent in favor of each Lender and each other Warrant made by the Parent in favor of each Lender, as each of the same may be amended, restated, modified and/or supplemented from time to time.

Annex A

Commitment Annex
(as of the Closing Date)

Lender	Revolving Commitment Amount	Revolving Commitment Percentage	Closing Shares
VALENS U.S. SPV I, LLC	$5,500,000	100%	227,794
TOTALS	$5,500,000	100%	227,794

Exhibit A

Loan Parties

BTAC Properties, Inc.
STEN Financial Corporation
Alliance Advance, Inc.
Burger Time Acquisition Corporation
STEN Acquisition Corporation